NU SKIN ENTERPRISES, INC.

SERIES C SENIOR NOTES DUE APRIL 30, 2014
(¥3,120,000,000 Original Principal Amount)

SERIES D SENIOR NOTES DUE JULY 5, 2016
($40,000,000 Original Principal Amount)

SERIES E SENIOR NOTES DUE JANUARY 20, 2017
($40,000,000 Original Principal Amount)

SERIES EE SENIOR NOTES DUE JANUARY 20, 2017
(¥2,170,000,000 Original Principal Amount)

SERIES F SENIOR NOTES DUE SEPTEMBER 28, 2017
(¥2,268,000,000 Original Principal Amount)

MULTI-CURRENCY PRIVATE SHELF FACILITY
($150,000,000 Uncommitted Private Shelf)

===========================
AMENDED AND RESTATED
 NOTE PURCHASE AND
PRIVATE SHELF AGREEMENT
 (MULTI-CURRENCY)
MAY 25, 2012
===========================

NU SKIN ENTERPRISES, INC.
One Nu Skin Plaza
75 West Center Street
Provo, Utah 84601

May 25, 2012

Prudential Investment Management, Inc.,
the Purchasers named in the Purchaser Schedule hereto,
and each Prudential Affiliate which becomes bound
by certain provisions of this Agreement as
hereinafter provided

c/o Prudential Capital Group
Four Embarcadero Center
Suite 2700
San Francisco, California  94111

Ladies and Gentlemen:

The undersigned, Nu Skin Enterprises, Inc., a Delaware corporation (the "Company"), hereby agrees with Prudential and the Purchasers as follows:
1.        BACKGROUND; AUTHORIZATION OF FINANCING.

1A      AMENDMENT AND RESTATEMENT.  This Agreement amends, restates and replaces in its entirety (a) that certain Private Shelf Agreement, dated August 26, 2003, by and among the Company, Prudential, certain of the Purchasers and other Prudential Affiliates (as amended, supplemented or otherwise modified, the "2003 Agreement"), and (b) that certain Private Shelf Agreement, dated October 1, 2009, by and between the Company and Prudential (as amended, supplemented or otherwise modified, the "2009 Agreement"; and together with the 2003 Agreement, the "Original Agreements").  Certain capitalized terms used in this Agreement are defined in Schedule A; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1B      EXISTING NOTES.

1B(1).  Series C Notes.  Pursuant to the terms of the 2003 Agreement, the Company has issued and sold to certain of the Purchasers, and such Purchasers have purchased from the Company, senior fixed rate term notes (as amended, restated, supplemented or otherwise modified from time to time, the "Series C Notes") in the aggregate original principal amount of ¥3,120,000,000 (Japanese Yen), dated February 7, 2005, to mature April 30, 2014, bearing interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable (whether by acceleration or otherwise) at the rate of 1.7225% per annum and on overdue payments at the rate specified therein, and substantially in the form of Exhibit A-1.  The Company acknowledges and agrees that it continues to be bound by all of the obligations evidenced by the Series C Notes. The terms "Series C Note" and "Series C Notes" as used herein shall include each Series C Note delivered pursuant to any provision of the 2003 Agreement and each Series C Note delivered in substitution or exchange for any such Series C Note pursuant to any provision thereof or hereof.

1B(2).  Series D Notes.  Pursuant to the terms of the 2003 Agreement, the Company has issued and sold to certain of the Purchasers, and such Purchasers have purchased from the Company, senior fixed rate term notes (as amended, restated, supplemented or otherwise modified from time to time, the "Series D Notes") in the aggregate original principal amount of $40,000,000, dated October 5, 2006, to mature July 5, 2016, bearing interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable (whether by acceleration or otherwise) at the rate of 6.19% per annum and on overdue payments at the rate specified therein, and substantially in the form of Exhibit A-2.  The Company acknowledges and agrees that it continues to be bound by all of the obligations evidenced by the Series D Notes.  The terms "Series D Note" and "Series D Notes" as used herein shall include each Series D delivered pursuant to any provision of the 2003 Agreement and each Series D Note delivered in substitution or exchange for any such Series D Note pursuant to any provision thereof or hereof.

1B(3).  Series E and EE Notes.  Pursuant to the 2003 Agreement, the Company issued and sold to certain of the Purchasers, and such Purchasers purchased from the Company, senior fixed rate term notes (as amended, restated, supplemented or otherwise modified from time to time, the "Series E Notes") in the aggregate original principal amount of $40,000,000, dated January 19, 2007, to mature January 20, 2017, bearing interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable (whether by acceleration or otherwise) at the rate of 6.14% per annum and on overdue payments at the rate specified therein, and substantially in the form of Exhibit A-3.  Pursuant to the 2003 Agreement and a certain related letter agreements dated on or about November 29, 2007 and January 3, 2008, the Company and the Purchaser, The Prudential Insurance Company of America, agreed to exchange all of the obligations then evidenced by the Series E Note No. E-1 in the original principal amount of $25,500,000, issued in favor of The Prudential Insurance Company of America, for the following two new senior fixed rate term notes: (i) a Series E Note No. E-6 in the aggregate principal original amount of $5,500,000, dated January 20, 2007, to mature January 20, 2017, bearing interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable (whether by acceleration or otherwise) at the rate of 6.14% per annum and on overdue payments at the rate specified therein, and substantially in the form of Exhibit A-3, and (ii) a Series EE Note (as amended, restated, supplemented or otherwise modified from time to time, the "Series EE Notes") No. EE-1 in the aggregate original principal amount of ¥2,170,000,000 (Japanese Yen), dated January 8, 2008, to mature January 20, 2017, bearing interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable (whether by acceleration or otherwise) at the rate of 3.275% per annum and on overdue payments at the rate specified therein, and substantially in the form of Exhibit A-4.  The Company acknowledges and agrees that it continues to be bound by all of the obligations evidenced by the Series E Notes and the Series EE Notes.   The terms "Series E Note" and "Series E Notes" as used herein shall include each Series E Note delivered pursuant to any provision of the 2003 Agreement and each Series E Note delivered in substitution or exchange for any such Series E Note pursuant to any provision thereof or hereof. The terms "Series EE Note" and "Series EE Notes" as used herein shall include each Series EE Note delivered pursuant to any provision of the 2003 Agreement and each Series EE Note delivered in substitution or exchange for any such Series EE Note pursuant to any provision thereof or hereof.

1B(4).  Series F Notes.  Pursuant to the terms of the 2003 Agreement, the Company has issued and sold to certain of the Purchasers, and such Purchasers have purchased from the Company, senior fixed rate term notes (as amended, restated, supplemented or otherwise modified from time to time, the "Series F Notes") in the aggregate original principal amount of ¥2,268,000,000 (Japanese Yen), dated September 28, 2007, to mature September 28, 2017, bearing interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable (whether by acceleration or otherwise) at the rate of 2.59% per annum and on overdue payments at the rate specified therein, and substantially in the form of  Exhibit A-5.  The Company acknowledges and agrees that it continues to be bound by all of the obligations evidenced by the Series F Notes.  The terms "Series F Note" and "Series F Notes" as used herein shall include each Series F Note delivered pursuant to any provision of the 2003 Agreement and each Series F Note delivered in substitution or exchange for any such Series F Note pursuant to any provision thereof or hereof.

1C      AUTHORIZATION OF ISSUE OF SHELF NOTES.

The Company may authorize, pursuant to this Agreement, the issue of additional senior promissory notes (the "Shelf Notes") in the aggregate principal amount of $150,000,000 (including the equivalent in the Available Currencies), to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than ten years after the date of original issuance thereof, to have an average life of not more than seven years, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to Section 2B(5), and to be substantially in the form of Exhibit A-6 attached hereto.
The terms "Shelf Note" and "Shelf Notes" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision.
The terms "Note" and "Notes" as used herein shall include each Series C Note, each Series D Note, each Series E Note, each Series EE Note and each Series F Note, in each case, delivered pursuant to any provision of this Agreement or any of the Original Agreements, each Shelf Note delivered pursuant to any provision of this Agreement, and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.
Notes which have (i) the same final maturity, (ii) the same scheduled principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, (vi) the same currency specification, and (vii) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "Series" of Notes.

2.        PRIVATE SHELF FACILITY.

2A            [Intentionally Omitted.]

2B            PURCHASE AND SALE OF SHELF NOTES.

2B(1).  Facility.  Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement.  The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "Facility."  At any time, the aggregate principal amount of Shelf Notes stated in Section 1, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the "Available Facility Amount" at such time.  For purposes of the preceding sentence, all aggregate principal amounts of Shelf Notes and Accepted Notes shall be calculated in Dollars with the aggregate amount of any Shelf Notes denominated or Accepted Notes to be denominated in any Available Currency other than Dollars being converted to Dollars at the rate of exchange used by Prudential to calculate the Dollar equivalent at the time of the applicable Acceptance under Section 2B(5).  NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

2B(2).  Issuance Period.  Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary is not a New York Business Day, the New York Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth (30) day is not a New York Business Day, the New York Business Day next preceding such thirtieth (30) day).  The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period."

2B(3).  Request for Purchase.  The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "Request for Purchase").  Each Request for Purchase shall be made to Prudential by telefacsimile or overnight delivery service to the applicable address set forth in the Information Schedule, and shall (i) specify the currency (which shall be an Available Currency) of the Shelf Notes covered thereby, (ii) specify the aggregate principal amount of Shelf Notes covered thereby, which, in the case of the initial draw, shall not be less than $10,000,000 (or its equivalent in another Available Currency) or which, in the case of any subsequent draw, shall not be less than $10,000,000 (or its equivalent in another Available Currency), and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (iii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annually in arrears) of the Shelf Notes covered thereby, (iv) specify the use of proceeds of such Shelf Notes, (v) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 6 Business Days and not more than 42 days after the making of such Request for Purchase, (vi) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vii) certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (viii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be deemed made when received by Prudential.

2B(4).      Rate Quotes.  Not later than two (2) Business Days after the Company shall have given Prudential a Request for Purchase pursuant to Section 2B(3)2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telefacsimile, in each case between 9:30 a.m. and 1:30 p.m. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several currencies, principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase (each such interest rate quote provided in response to a Request for Purchase herein called a "Quotation").  Each Quotation shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

2B(5).      Acceptance.  Within the Acceptance Window, an Authorized Officer of the Company may, subject to Section 2B(4)2B(6), elect to accept a Quotation as to the aggregate principal amount of the Shelf Notes specified in the related Request for Purchase (each such Shelf Note being herein called an "Accepted Note" and such acceptance being herein called an "Acceptance").  The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes.  Any Quotation as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on any such expired Quotation.  Subject to Section 2B(6) 2B(6)and the other terms and conditions hereof, the Company agrees to sell to Prudential or one or more Prudential Affiliates, and Prudential agrees to purchase, or to cause the purchase by one or more Prudential Affiliates of, the Accepted Notes at 100% of the principal amount of such Shelf Notes, which purchase price shall be paid in the currency in which such Shelf Notes are to be denominated.  As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "Confirmation of Acceptance").  If the Company should fail to execute and return to Prudential within three (3) Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

2B(6).      Market Disruption.  Notwithstanding the provisions of Section 2B(5)2B(5), any Quotation provided pursuant to Section 2B(4) shall expire if prior to the time an Acceptance with respect to such Quotation shall have been notified to Prudential in accordance with Section 2B(4)2B(5):  (i) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, or (ii) in the case of Shelf Notes to be denominated in a currency other than Dollars, the markets for the relevant government securities (which in the case of the Euro, shall be the German Bund) or the spot and forward currency market, the financial futures market or the interest rate swap market shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading.  No purchase or sale of Shelf Notes hereunder shall be made based on such expired Quotation.  If the Company thereafter notifies Prudential of the Acceptance of any such Quotation, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this Section 2B(6) are applicable with respect to such Acceptance.

2B(7).      Facility Closings.  Not later than 2:00 p.m. (New York City local time) on the Document Delivery Date for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group (as set forth in this Agreement or such alternative address as is provided to the Company pursuant to Section 18(a)), the Accepted Notes to be purchased by such Purchaser in the form of one or more Shelf Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment on the Closing Day of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Shelf Notes.  If the Company fails to timely tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the applicable Document Delivery Date, or any of the conditions specified in Section 3B shall not have been fulfilled by the time required on the applicable Document Delivery Date, the Company shall, prior to 2:30 p.m., New York City local time, on the applicable Document Delivery Date notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one (1) day and not more than ten (10) days after such scheduled Closing Day (the "Rescheduled Closing Day")) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 3B on the Document Delivery Date applicable to such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with Section 2B(8)(iii), or (ii) such closing is to be canceled.  In the event that the Company shall fail to give such notice referred to in the second preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 2:30 p.m., New York City local time, on such Document Delivery Date, notify the Company in writing that such closing is to be canceled.  Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

  2B(8).      Fees.

  2B(8)(i)             [Intentionally omitted.]
  2B(8)(ii).             Issuance Fee.  The Company will pay to each Purchaser in immediately available funds a fee (herein called the "Issuance Fee") on each Closing Day in an amount equal to 0.10% of the Dollar equivalent of the aggregate principal amount of Shelf Notes to be sold to such Purchaser on such Closing Day (calculated for Shelf Notes which are to be denominated in an Available Currency other than Dollars using the rate of exchange used by Prudential to calculate the Dollar equivalent at the time of the applicable Acceptance under Section 2B(5)2B(5)).
  2B(8)(iii).             Delayed Delivery Fee.  If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company shall pay the Purchaser which shall have agreed to purchase such Accepted Note, on the Cancellation Date or Document Delivery Date applicable to the actual Closing Day of such purchase and sale, an amount (the "Delayed Delivery Fee") equal to
  (a)       in the case of an Accepted Note denominated in Dollars, the product of (1) the amount determined by Prudential to be the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the investment rate per annum on an alternative Dollar investment of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day from time to time fixed for the delayed delivery of such Accepted Note, (2) the principal amount of such Accepted Note, and (3) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360; and
  (b)       in the case of an Accepted Note denominated in a currency other than Dollars, the sum of (1) the product of (x) the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the arithmetic average of the Overnight Interest Rates on each day from and including the original Closing Day for such Accepted Note, (y) the principal amount of such Accepted Note, and (z) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360 and (2) the costs and expenses (if any) incurred by such Purchaser or its affiliates with respect to any interest rate, currency exchange or similar agreement entered into by the Purchaser or any such affiliate in connection with the delayed closing of such Accepted Notes.
In no case shall the Delayed Delivery Fee be less than zero.  The Delayed Delivery Fee shall be paid in the currency in which the Accepted Notes are denominated.  Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 2B(7)2B(7). Notwithstanding the foregoing, no Delayed Delivery Fee shall be due to any Purchaser which shall have failed to purchase an Accepted Note when each of the conditions precedent in Section 3B (other than the condition set forth in Section 3B(1)(vi)) has been timely satisfied on the applicable Document Delivery Date.

2B(8)(iv).  Cancellation Fee.  If (a) the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or (b) if Prudential notifies the Company in writing under the circumstances set forth in the penultimate sentence of Section 2B(7)2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or (c) if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "Cancellation Date"), the Company shall pay the Purchaser which shall have agreed to purchase such Accepted Note in immediately available funds on the Cancellation Date an amount (the "Cancellation Fee") equal to
(a)   in the case of an Accepted Note denominated in Dollars, the product of (1) the principal amount of such Accepted Note and (2) the quotient (expressed in decimals) obtained by dividing (y) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (z) such bid price, with the foregoing bid and ask prices as reported on TradeWeb, or if such information ceases to be available on TradeWeb, any publicly available source of such market data selected by Prudential, and rounded to the second decimal place; and
(b)   in the case of an Accepted Note denominated in a currency other than Dollars, the sum of (1) the amount described in clause (a) above (calculated with respect to the Dollar principal amount and interest rate utilized by Prudential in providing the Quotation pursuant to Section 2B(4) relevant to such Accepted Note) and (2) aggregate of all unwinding costs incurred by such Purchaser or its Affiliates on positions executed by or on behalf of such Purchaser or such Affiliates in connection with the proposed lending in such currency and fixing the coupon in such currency, provided, however, that any gain realized upon the unwinding of any such positions described in this clause (2) shall be offset against any such unwinding costs described in this clause (2).  Such positions include (without limitation) currency and interest rate swaps, futures and forwards, government bond hedges and currency exchange contracts, all of which may be subject to substantial price volatility.  Such costs may also include (without limitation) losses incurred by such Purchaser or its affiliates as a result of fluctuations in exchange rates.  All unwinding costs incurred by such Purchaser shall be determined by Prudential or its affiliate in accordance with generally accepted financial practice.  It is acknowledged that a Purchaser of a Note which is to be denominated in a currency other than Dollars may, for the purpose of achieving short form hedge accounting treatment under Accounting Standards Codification 815-20-25-104 (formerly known as Financial Accounting Standard 133), elect to enter into replacement positions (including replacement currency and interest rate swaps) between the Acceptance Day and Closing Day for such Note, and that any calculation of a Cancellation Fee under this Section 2B8(iv)(b) shall take into account all gains and losses realized in connection with the unwinding of both the original positions and such replacement positions.

In no case shall the Cancellation Fee be less than zero.  Notwithstanding the foregoing, no Cancellation Fee shall be due to any Purchaser which shall have failed to purchase an Accepted Note when each of the conditions precedent in Section 3B (other than the condition set forth in Section 3B(1)(vi)) has been timely satisfied on the applicable Document Delivery Date.
3.        CONDITIONS PRECEDENT.

3A.  Conditions of Effectiveness.  The effectiveness of the amendment and restatement provided by the execution and delivery of this Agreement, and the release of the Purchasers' signature pages to the Termination Agreement of Existing Collateral Documents and Guarantees (defined below) are subject, in each case, to the satisfaction of the following conditions:

3A(1).  Certain Documents.  Prudential and the Purchasers party hereto on the date hereof shall have received the following:
(i)  A letter agreement, substantially in the form of Exhibit E attached hereto, duly executed and delivered by the Company, JP Morgan Chase Bank, N.A., the other creditors party thereto and any other "Benefited Parties" (including "Additional Benefitted Parties") (as such terms are defined in the Existing Intercreditor Agreement), which, among other things, (A) releases and terminates each of the Existing Subsidiary Guarantees, (B) releases and terminates the existing guarantees of the Company's Bank Credit Agreement, (C) directs the Existing Collateral Agent to release its security interests and liens over the Existing Collateral, and (D) otherwise releases and terminates the Existing Collateral Documents, including, for the avoidance of doubt, the Existing Subordination Agreement (the "Termination Agreement of Existing Collateral Documents and Guarantees").
(ii)  A copy of the Company's existing credit agreement evidencing its existing credit facility with JPMorgan Chase Bank, N.A., as amended through the  date hereof (and as further amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time, the "Bank Credit Agreement"), in form and substance satisfactory to Prudential and such Purchasers, accompanied by an Officer's Certificate certifying such copy as being a true, correct and complete copy thereof.
3A(2). [Intentionally omitted.]
3A(3). Payment of Legal Fees and Expenses.  Without limiting the provisions of Section 15, Prudential shall have approved such fees, charges and disbursements of its special counsel, Bingham McCutchen, which are due and owing in connection herewith, and shall have conveyed its authorization to the Company to pay such fees, changes and disbursements.  The Company shall have paid to Bingham McCutchen, in immediate available funds, such approved fees, charges and disbursements.

3A(4). Representation and Warranties; No Defaults.  The representations and warranties contained in Section 5 shall be true on and as of the date hereof; there shall exist on the date hereof no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated the date hereof, to both such effects.
3B.  Conditions to Shelf Closings.  The obligation of any Purchaser to purchase and pay for any Shelf Notes is subject to the satisfaction, on or before the applicable Document Delivery Date for such Notes, of the foregoing conditions in Section 3A and the following additional conditions:

3B(1).  Certain Documents.  Such Purchaser shall have received the following, each dated the date of the applicable Closing Day (except as otherwise noted below):
(i)      The Shelf Note(s) to be purchased by such Purchaser.
(ii)      Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the other Transaction Documents and the issuance of the Notes (including the Shelf Note(s) to be purchased by such Purchaser), and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes (including the Shelf Note(s) to be purchased by such Purchaser) and the other Transaction Documents.
(iii)      Certificates of the Secretary or Assistant Secretary and one other officer of each of the Company, certifying the names and true signatures of the officers of the Company authorized to sign this Agreement, the applicable Confirmation of Acceptance, the Notes (including the Shelf Note(s) to be purchased by such Purchaser), the other Transaction Documents and any other documents to be delivered hereunder or thereunder.
(iv)      Certified copies of the Company's Certificate of Incorporation and By-laws (or comparable governing documents).
(v)      A favorable opinion of  the General Counsel of the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) and substantially in the form of Exhibit D attached hereto, and as to such other matters as such Purchaser may reasonably request.  The Company hereby directs such counsel to deliver such opinion, agree that the issuance and sale of any Shelf Notes will constitute a reconfirmation of such authorization, and understand and agree that each Purchaser receiving each such opinion(s) will and is hereby authorized to rely on such opinion(s).
(vi)      a favorable opinion of Bingham McCutchen LLP, special counsel to Prudential and the Purchasers (or such other special counsel selected by Prudential), satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

(vii)      A good standing (or equivalent) certificate for the Company from the secretary of state (or equivalent official) of its jurisdiction of organization dated as of a recent date, and such other evidence of the status or good standing of the Company as such Purchaser may reasonably request.
(viii)      Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.
For Closing Days subsequent to the initial Closing Day on which Shelf Notes are first issued hereunder, the requirements of clauses (ii), (iii) and (iv) above may, to the extent appropriate, be satisfied by delivery of "bring-down" certifications from the applicable officers.
3B(2).  Representations and Warranties; No Default.  The representations and warranties contained in Section 5 shall be true on and as of such Closing Day; there shall exist on such Closing Day (both before and after giving effect to the issue and sale of the applicable Shelf Notes) no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.
3B(3).  Purchase Permitted by Applicable Laws.  On such Closing Day each Purchaser's purchase of Shelf Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability on the date thereof.  If requested by a Purchaser, it shall have received an Officer's Certificate certifying as to such matters of fact as it may reasonably specify to enable it to determine whether such purchase is so permitted.
3B(4).  Payment of Fees.  The Company shall have paid to Prudential any fees due it pursuant to or in connection with this Agreement, including any Issuance Fee due pursuant to Section 2B(8)(ii), and any Delayed Delivery Fee due pursuant to Section 2B(8)(iii).
4.        [INTENTIONALLY OMITTED.]

5.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:
5.1      Organization; Power and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the other Transaction Documents to which it is a party and the Notes, and to perform the provisions hereof and thereof.

5.2      Authorization, etc.
This Agreement, the Notes and the other Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate (or other applicable) action on the part of the Company, and this Agreement and each of the other Transaction Documents to which it is a party constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
5.3      Disclosure.
Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith or with any Original Agreement or Note contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.  Except as disclosed in the form 10-K filed by the Company with the Securities and Exchange Commission for the period immediately prior to the applicable Document Delivery Date of the Notes or in any Form 10-Q, Form 8-K or other report filed by the Company with the Securities and Exchange Commission for any period subsequent to the date of such form 10-K filed by the Company (but at least five (5) Business Days prior to the applicable Document Delivery Date of such Notes), there is no fact peculiar to the Company or any of its Subsidiaries which has had a Material Adverse Effect or in the future may (so far as the Company can now foresee) have a Material Adverse Effect which has not been set forth in this Agreement or in the other documents or certificates furnished to the Purchasers in connection herewith.
5.4      Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)  All of the outstanding shares of capital stock or similar equity interests owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or a Subsidiary free and clear of any Lien (except for Permitted Liens, directors' qualifying shares, shares required to be owned by Persons pursuant to applicable foreign laws regarding foreign ownership).

(b)  Each Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(c)  No Material Subsidiary, is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Material Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Material Subsidiary.

5.5      Financial Statements.

The Company has furnished each Purchaser with the following financial statements:  (i) a consolidated balance sheet of the Company and its Subsidiaries as of the last day in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 120 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, cash flows and shareholders' equity of the Company and its Subsidiaries for each such year, all reported on by PricewaterhouseCoopers (which financial statements shall in all respects be consistent with the requirements of Section 7.1(b) hereof, including the provisos thereto) and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, cash flows and shareholders' equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company (which financial statements shall in all respects be consistent with the requirements of Section 7.1(a) hereof, including the provisos thereto).  Such financial statements (including any related schedules and/or notes) fairly present the consolidated financial condition of the Company and its Subsidiaries as of the respective dates specified therein and the results of their operations and cash flows for the periods specified therein (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with GAAP.  The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated.  There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

5.6      Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company of this Agreement, the Notes and the other Transaction Documents will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, note purchase or credit agreement, corporate charter or bylaws, or any other Material agreement, lease or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.
5.7      Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes and the other Transaction Documents.
5.8      Litigation; Observance of Agreements, Statutes and Orders.

(a)      There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)      Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.9      Taxes.

The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction (other than those tax returns which individually or collectively are not Material), and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material, or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP.

5.10      Title to Property; Leases.

The Company and the Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.55.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
5.11      Licenses, Permits, etc.

(a)             The Company and the Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without any known Material conflict with the rights of others.
(b)      To the best knowledge of the Company, no product of the Company or any Restricted Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person, except such infringements which, individually or collectively, could not reasonably be expected to have a Material Adverse Effect.
(c)      To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any Restricted Subsidiary with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any Restricted Subsidiary.
5.12      Compliance with ERISA.

(a)  The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 430 or 436 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)  The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

(c)  The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)  The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Accounting Standards Codification 715-60 (formerly known as Financial Accounting Standards Board Statement No. 106), without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material or has otherwise been disclosed in the most recent consolidated financial statements of the Company and its Subsidiaries.

(e)  The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by it.

5.13      Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 18 other Institutional Investors, each of which has been offered the Notes or any similar securities at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.
5.14      Use of Proceeds; Margin Regulations.

No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, so as to involve the Company or any holder of a Note in a violation of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221) or Regulation X of said Board (12 CFR 224), or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 15% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 15% of the value of such assets.  As used in this Section, the term "margin stock" shall have the meanings assigned to them in said Regulation U.

5.15      Existing Indebtedness and Liens.
Neither the Company nor any of its Restricted Subsidiaries has outstanding any Debt except as permitted by Section 10.5.  There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto which would constitute an Event of Default under clause (f) of Section 11.  Neither the Company nor any of its Restricted Subsidiaries has agreed or consented to, or agreed to cause or permit in the future (upon the happening of a contingency or otherwise), any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.
5.16      Foreign Assets Control Regulations, etc.

(a)      Neither the Company nor any Affiliated Entity is (i) a Person whose name appears on the list of Specially Designated National and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury ("OFAC") (an "OFAC Listed Person") or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii), a "Blocked Person").
(b)      No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or ndirectly through any Affiliated Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person.
(c)      To the Company's actual knowledge after making due inquiry, neither the Company nor any Affiliated Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, "Anti-Money Laundering Laws"), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Affiliated Entity are and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.
(d)      No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Affiliated Entity are and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

5.17      Status under Certain Statutes.
Neither the Company nor any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
5.18      Environmental Matters.
Neither the Company nor any of its Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.  Except as otherwise disclosed to each Purchaser in writing,
(a)  neither the Company nor any of its Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(b)  neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner contrary to any Environmental Laws and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(c)  all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with all applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19      Hostile Tender Offers.  None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

6.        REPRESENTATIONS OF THE PURCHASERS.

Each Purchaser of any Series of Notes purchased after the date hereof severally represents as follows:
6.1      Purchase for Investment.

Such Purchaser is purchasing the Notes to be purchased by it for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of its or their property shall at all times be within its or their control.  Such Purchaser understands that the Notes to be purchased by it have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2      Source of Funds.
At least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:
(a)  the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

(b)  the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)  the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)  the Source constitutes assets of an "investment fund" (within the meaning of Part VI of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section VI(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

(e)  the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(d) of the INHAM Exemption) owns a 10% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this paragraph (e); or

(f)  the Source is a governmental plan; or

(g)  the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g); or

(h)  the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.
7.        INFORMATION AS TO COMPANY.

7.1      Financial and Business Information.

The Company shall deliver to Prudential and each holder of Notes that is an Institutional Investor:
(a)    Quarterly Statements - within 60 days (or if sooner, on the date consolidated statements are required to be delivered to any other creditor of the Company) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), a copy of,

(i)	a consolidated and a consolidating balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
(ii)
consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) to provide consolidated financial statements so long as such Quarterly Report on Form 10-Q includes the consolidated financial statements identified in clauses (i) and (ii) above; provided further that such consolidating financial statements shall show the elimination of all Unrestricted Subsidiaries and the resultant consolidated financial statements of the Company and its Restricted Subsidiaries;
(b)  Annual Statements - within 120 days (or if sooner, on the date consolidated statements are required to be delivered to any other creditor of the Company) after the end of each fiscal year of the Company, a copy of,

(i)  a consolidated and a consolidating balance sheet of the Comapny and its Subsidiaries, as at the end of such year, and

(ii)  consolidated and colsolidating statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year.
setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, which consolidated financial statements shall be accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and which consolidating financial statements shall be certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b) to provide consolidated financial statements so long as such Annual Report on Form 10-K includes the consolidated financial statements identified in clauses (i) and (ii) above; provided further that such consolidating financial statements shall show the elimination of all Unrestricted Subsidiaries and the resultant consolidated financial statements of the Company and its Restricted Subsidiaries;

(c)  SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Material Domestic Subsidiary to the public concerning developments that are Material;

(d)  Notice of Default or Event of Default - promptly, and in any event within five days, after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)  ERISA Matters - promptly, and in any event within fifteen days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)
with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof, which could reasonably be expected to have a Material Adverse Effect; or

(ii)
the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, which could reasonably be expected to have a Material Adverse Effect; or

(iii)
any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)  Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g)  Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including without limitation, such information as is required by Rule 144A promulgated under the Securities Act to be delivered to a prospective transferee of the Notes.

7.2      Officer's Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1 hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:
(a)  Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.6 hereof, inclusive, and Section 10.11 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)  Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3      Inspection.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
(a)  No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times during business hours and as often as may be reasonably requested in writing; and

(b)  Default - if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be requested.

8.        PREPAYMENT OF THE NOTES.

8.1      Required Prepayments.  Each Series of Notes shall be subject to the required prepayments, if any, as are set forth in the Notes of such Series; provided that upon any partial prepayment of the Notes of a Series pursuant to Section 8.2, the principal amount of each required prepayment of the Notes of such Series becoming due on and after the date of such prepayment or purchase, as well as the payment required at maturity, shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes of such Series is reduced as a result of such prepayment or purchase.

8.2      Optional Prepayments with Make-Whole Amount.

(a)  Prepayment Amount.  The Company may, at its option, upon notice as provided below, prepay on any Business Day all, or from time to time any part of, the Notes of any Series in an amount not less than 5% of the aggregate principal amount of the Notes of such Series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus accrued interest thereon, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

(b)  Notice.  The Company will give each holder of Notes of the applicable Series written notice of each optional prepayment under this Section 8.2 not less than ten (10) days and not more than sixty (60) days prior to the Business Day fixed for such prepayment.  Each such notice shall specify the prepayment date, the Series to be prepaid, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of each Note of such Series held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two (2) Business Days prior to such prepayment, the Company shall deliver to each holder of Notes which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the Purchaser Schedule to the applicable Confirmation of Acceptance, as applicable, or by notice in writing to the Company, a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3      Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes of any Series pursuant to Section 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
8.4      Maturity; Surrender, etc.
In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
8.5      Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except (i) upon the payment or prepayment of the Notes of such Series in accordance with the terms of this Agreement and the Notes of such Series, or (ii) pursuant to a written offer to purchase any outstanding Notes of such Series made by the Company or an Affiliate pro-rata to the holders of all Notes of such Series at the time outstanding upon the same terms and conditions.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
8.6      Make-Whole Amount.

The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
"Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
"Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

"Implied Canadian Dollar Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the ask side yields reported as of 10:00 a.m. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PXCA" on Bloomberg Financial Markets ("Bloomberg") (or such other display as may replace "Page  PXCA" on Bloomberg) for actively traded benchmark Canadian Government bonds having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields are not reported as of such time or the yields reported are not ascertainable, (ii) the average of the ask side yields for such securities as determined by Recognized Canadian Government Bond Market Makers.  Such implied yield shall be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded benchmark Canadian Government bonds with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded benchmark Canadian Government bonds with the maturity closest to and less than the Remaining Average Life of such Called Principal.
"Implied Dollar Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York time) on the second Business Day next preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as "Page PX1" (or such other display as may replace Page PX1) on Bloomberg or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.
"Implied British Pound Yield" means, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the ask side yields reported, as of 10:00 a.m. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PXUK" on Bloomberg (or such other display as may replace "Page PXUK" on Bloomberg) for actively traded benchmark gilt-edged securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields are not reported as of such time or the yields reported shall not be ascertainable, (ii) the average of the ask side yields for such securities as determined by Recognized British Government Bond Market Makers.  Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively benchmark traded gilt-edged securities with the maturity closest to and greater than the Remaining Average life, and (2) the actively traded benchmark gilt-edged securities with the maturity closest to and less than the Remaining Average Life.

"Implied Euro Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the ask side yields reported, as of 10:00 a.m. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PXGE" on Bloomberg (or such other display as may replace "Page PXGE" on Bloomberg) for the actively traded benchmark German Bunds having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields are not reported as of such time or the yields reported shall not be ascertainable, (ii) the average of the ask side yields for such securities as determined by Recognized German Bund Market Makers.  Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded benchmark German Bunds with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded benchmark German Bunds with the maturity closest to and less than the Remaining Average Life of such Called Principal.
"Implied Yen Yield" means, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the ask side yields reported, as of 10:00 a.m. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PXJP" on Bloomberg (or such other display as may replace "Page PXJP" on Bloomberg) for the actively traded benchmark Japanese Government bonds having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields are not reported as of such time or the yields reported shall not be ascertainable, (ii) the average of the ask side yields for such securities as determined by Recognized Japanese Government Bond Market Makers.  Such rate will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded benchmark Japanese Government bonds with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) actively traded benchmark Japanese Government bonds with the maturity closest to and less than the Remaining Average Life of such Called Principal.

"Recognized British Government Bond Market Makers" shall mean two internationally recognized dealers of gilt edged securities reasonably selected by Prudential.
"Recognized Canadian Government Bond Market Makers" shall mean two internationally recognized dealers of Canadian Government bonds reasonably selected by Prudential.
"Recognized German Bund Market Makers" shall mean two internationally recognized dealers of German Bunds reasonably selected by Prudential.
"Recognized Japanese Government Bond Market Makers" shall mean two internationally recognized dealers of Japanese Government bonds reasonably selected by Prudential.
"Reinvestment Yield" shall mean, with respect to the Called Principal of any Note denominated in (i) Dollars, 50 basis points plus the Implied Dollar Yield, (ii) British Pounds, the Implied British Pound Yield, (iii) Canadian Dollars, the Implied Canadian Dollar Yield, (iv) Euros, the Implied Euro Yield, and (v) Yen, the Implied Yen Yield.  The Reinvestment Yield will be rounded to that number of decimals as appears in the coupon for the applicable Note.
"Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
"Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.
"Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.        AFFIRMATIVE COVENANTS.

The Company covenants that during the Issuance Period and so long thereafter as any of the Notes are outstanding:
9.1      Compliance with Law.

Without limiting Section 10.12, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
9.2      Insurance.

The Company will and will cause each of the Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
9.3      Maintenance of Properties.

The Company will and will cause each of the Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
9.4      Payment of Taxes and Claims.

The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary, or (ii) the nonpayment of all such taxes and assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5      Corporate Existence, etc.

The Company will at all times preserve and keep in full force and effect its corporate existence.  Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the existence of each Restricted Subsidiary (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and the Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
9.6      Payment of Notes and Maintenance of Office.

The Company will punctually pay, or cause to be paid, the principal and interest (and Make-Whole Amount, if any) to become due in respect of the Notes according to the terms thereof and will maintain an office at the address of the Company set forth in Section 18(c) hereof where notices, presentations and demands in respect hereof or the Notes may be made upon it.  Such office will be maintained at such address until such time as such Company will notify the holders of the Notes of any change of location of such office.
10.        NEGATIVE COVENANTS.

The Company covenants that during the Issuance Period and so long thereafter as any of the Notes are outstanding:
10.1      Transactions with Affiliates.
The Company will not and will not per
mit any Restricted Subsidiary to enter into, directly or indirectly, any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except as approved by a majority of the disinterested directors of the Company, and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate; provided that the foregoing restrictions shall not apply to Standard Securitization Undertakings effected as part of a Permitted Securitization Program.

10.2      Merger, Consolidation, Sale of Assets, etc.

(a)  The Company will not and will not permit any Restricted Subsidiary to consolidate with or merge with any other Person unless immediately after giving effect to any consolidation or merger no Default or Event of Default would exist and:

(i)
in the case of a consolidation or merger of a Restricted Subsidiary, (x) the Company or another Restricted Subsidiary is the surviving or continuing corporation, (y) the surviving or continuing corporation is or immediately

(ii)
 becomes a Restricted Subsidiary, or (z) such consolidation or merger, if considered as the sale of the assets of such Restricted Subsidiary to such other Person, would be permitted by Section 10.2(c); and in the case of a consolidation or merger of the Company, the successor corporation or surviving corporation which results from such consolidation or merger (the "surviving corporation"), if not the Company, (A) is a solvent U.S. corporation, (B) executes and delivers to each holder of the Notes its assumption of (x) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, and (y) the due and punctual performance and observation of all of the covenants in this Agreement, the Notes and the other Transaction Documents to be performed or observed by the Company, and (C) furnishes to each holder of the Notes an opinion of counsel, reasonably satisfactory to the Required Holders, to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

(b)  The Company will not sell, lease (as lessor) or otherwise transfer all or substantially all of its assets in a single transaction or series of transactions to any Person unless immediately after giving effect thereto no Default or Event of Default would exist and:

(i)	the successor corporation to which all or substantially all of the Company's assets have been sold, leased or transferred (the "successor corporation") is a solvent U.S. corporation, and
(ii)
the successor corporation executes and delivers to each holder of the Notes its assumption of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, and the due and punctual performance and observation of all of the covenants in this Agreement, the Notes and the other Transaction Documents to be performed or observed by the Company and shall furnish to such holders an opinion of counsel, reasonably satisfactory to the Required Holders, to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such successor corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement, the Notes or the other Transaction Documents

(c)  The Company will not, and will not permit any Restricted Subsidiary to, sell, lease (as lessor), transfer, abandon or otherwise dispose of assets to any Person; provided that the foregoing restrictions do not apply to:

(i)	the sale, lease, transfer or other disposition of assets of the Company to a Wholly-Owned Restricted Subsidiary or of a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary;
(ii)
the sale in the ordinary course of business of inventory held for sale, or equipment, fixtures, supplies or materials that are no longer required in the operation of the business of the Company or any Restricted Subsidiary or are obsolete;

(iii)
the sale of property of the Company or any Restricted Subsidiary and the Company's or any Restricted Subsidiary's subsequent lease, as lessee, of the same property, within 270 days following the acquisition or construction of such property;

(iv)
the sale of assets of the Company or any Restricted Subsidiary for cash or other property to a Person or Persons (other than an Affiliate) if (A) such assets (valued at net book value) do not constitute a "substantial part" of the assets of the Company and the Restricted Subsidiaries, (B) in the opinion of a Responsible Officer of the Company, the sale is for fair value and is in the best interests of the Company, and (C) immediately after giving effect to the transaction, no Default or Event of Default would exist; or

(v)
the sale of assets meeting the conditions set forth in clauses (B) and (C) of subparagraph (iv) above, as long as the net proceeds from such sale in excess of a substantial part of the assets of the Company and the Restricted Subsidiaries are (x) applied within 270 days of the date of receipt to the acquisition of productive assets useful and intended to be used in the operation of the business of the Company or the Restricted Subsidiaries, or (y) used to repay any Indebtedness of the Company (which in the case of the Notes shall be with the Make-Whole Amount) or the Restricted Subsidiaries (other than Indebtedness that is in any manner subordinated in right of payment or security in any respect to Indebtedness evidenced by the Notes, Indebtedness owing to the Company, any of its Subsidiaries or any Affiliate and Indebtedness in respect of any revolving credit or similar credit facility providing the Company or any of the Restricted Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Indebtedness the availability of credit under such credit facility is permanently reduced not later than 270 days after the date of receipt of such proceeds by an amount not less than the amount of such proceeds applied to the payment of such Indebtedness).

(d)  For purposes of Section 10.2(c), a sale of assets will be deemed to involve a "substantial part" of the assets of the Company and the Restricted Subsidiaries if the book value of such assets, together with all other assets sold during such fiscal year (exclusive of assets sold pursuant to clauses (i) through (iii) of Section 10.2(c) and inclusive of assets conveyed by merger or consolidation as described in Section 10.2(a)(i) and assets of Restricted Subsidiaries which have been re-designated as Unrestricted Subsidiaries as provided in Section 10.8), exceeds 10% of the Consolidated Total Assets of the Company and the Restricted Subsidiaries determined as of the end of the immediately preceding fiscal year.

(e)  The Company will not, and will not permit any Restricted Subsidiary to, issue shares of stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Restricted Subsidiary except (i) to the Company, (ii) to a Wholly-Owned Restricted Subsidiary, (iii) to any Restricted Subsidiary that owns equity in the Restricted Subsidiary issuing such equity, or (iv) with respect to a Restricted Subsidiary that is a partnership or joint venture, to any other Person who is a partner or equity owner if such issuance is made pursuant to the terms of the joint venture agreement or partnership agreement entered into in connection with the formation of such partnership or joint venture; provided, that Restricted Subsidiaries may issue directors' qualifying shares and shares required to be issued by any applicable foreign law regarding foreign ownership requirements.  The Company will not, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of its interest in any stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Restricted Subsidiary (except to the Company or a Wholly-Owned Restricted Subsidiary) unless such sale, transfer or disposition would be permitted under Section 10.2(c).

10.3      Liens.

The Company will not and will not permit any of the Restricted Subsidiaries to directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom (unless the Company makes, or causes to be made, effective provision whereby the Notes and other obligations under the Transaction Documents will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to agreements (including an intercreditor agreement) reasonably satisfactory to the Required Holders and, in any such case, the Notes and other obligations under the Transaction Documents shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of any equitable Lien on such property), except for the following (which are collectively referred to as "Permitted Liens"):

(a)    Liens for taxes, assessments or other governmental charges which are not yet delinquent or that are being contested in good faith;

(b)    Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics' materialmen's, and other similar Liens) and Liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

(c)    Liens resulting from judgments, unless such judgments are not, within 60 days, discharged or stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(d)    Liens securing Indebtedness of a Restricted Subsidiary owed to the Company or to a Wholly-Owned Restricted Subsidiary;

(e)    Liens in existence on the date of this Agreement and reflected in Schedule 10.3 hereto;

(f)    minor survey exceptions and the like which do not Materially detract from the value of such property;

(g)    leases, subleases, easements, rights of way, restrictions and other similar charges or encumbrances incidental to the ownership of property or assets or the ordinary conduct of the Company's or any of the Restricted Subsidiaries' businesses, provided that the aggregate of such Liens do not Materially detract from the value of such property;

(h)    Liens (i) existing on property at the time of its acquisition or construction by the Company or a Restricted Subsidiary and not created in contemplation thereof; (ii) on property created contemporaneously with its acquisition or within 180 days of the acquisition or completion of construction or improvement thereof to secure the purchase price or cost of construction or improvement thereof, including such Liens arising under Capital Leases; or (iii) existing on property of a Person at the time such Person is acquired by, consolidated with, or merged into the Company or a Restricted Subsidiary and not created in contemplation thereof; provided that such Liens shall attach solely to the property acquired or constructed and the principal amount of the Indebtedness secured by the Lien shall not exceed the principal amount of such Indebtedness just prior to the time such Person is consolidated with or merged into the Company or a Restricted Subsidiary;

(i)    Liens on receivables of the Company or a Restricted Subsidiary and the related assets of the type specified in clauses (A) through (D) in the definition of "Permitted Securitization Program" in connection with any Permitted Securitization Program;

(j)    Liens in favor of the holders of the Notes;

(k)    banker's Liens and similar Liens (including set-off rights) in respect of bank deposits, provided that such bank deposits are not dedicated cash collateral in favor of such bank or other depository institution and are not otherwise intended to provide collateral security (other than for customary account commissions, fees and reimbursable expenses relating solely to such bank deposits, and for returned items);

(l)    Liens in favor of customs and revenue authorities as a matter of law to secure payment of custom duties and in connection with the importation of goods in the ordinary course of the Company's and its Subsidiaries' business;

(m)            any Lien renewing, extending or replacing Liens permitted by Sections 10.3(e), (h), and (i), provided that (i) the principal amount of the Indebtedness secured is neither increased nor the maturity thereof changed to an earlier date, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding, no Default or Event of Default would exist; and

(n)    other Liens securing Indebtedness not otherwise permitted by paragraphs (a) through (m) of this Section 10.3, provided that Priority Indebtedness shall not, at any time, exceed $100,000,000 in the aggregate;

provided, however, that the Company agrees that neither it nor any Restricted Subsidiary shall use any capacity under the foregoing clauses (a) through (n), inclusive, of this Section 10.3 to secure any amounts owed or outstanding, or any contingent obligation under, any Material Credit Facility, unless the Notes are concurrently equally and ratably secured pursuant to documentation in form and substance satisfactory to the Required Holders (including, but not limited to, documentation such as security agreements and other necessary or desirable collateral agreements, an intercreditor agreement and an opinion of independent legal counsel).
10.4      Minimum Consolidated Net Worth.

The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (i) $474,007,642, (ii) an aggregate amount equal to 60% of Consolidated Net Income (in each case, to the extent a positive number) for each complete fiscal quarter ending on or after March 31, 2012, and (iii) 50% of the net proceeds realized by the Company and its Restricted Subsidiaries after December 31, 2011 from (a) the sale of Equity Securities, excluding issuances of Equity Securities upon exercise of employee stock options or rights under any employee benefit plans (unless such exercise is by any Person that directly or indirectly owns greater than 5% of the Equity Securities of the Company), (b) issuances of Equity Securities in connection with acquisitions by the Company and its Restricted Subsidiaries, and (c) reissuances of up to $60,000,000 of treasury stock held by the Company.
10.5      Limitation on Indebtedness.

The Company will not permit at any time (i) the ratio of Total Indebtedness to EBITDA for the four most recently ended fiscal quarters of the Company to be greater than 1.85 to 1.00, or (ii) Priority Indebtedness to exceed $100,000,000 in the aggregate.

10.6      Minimum Fixed Charges Coverage.

The Company will not permit, as of the end of each fiscal quarter of the Company, the ratio of Consolidated Income Available for Fixed Charges to Fixed Charges, for the period consisting of such fiscal quarter and the preceding three fiscal quarters, to be less than  2.75 to 1.00.
10.7      Nature of the Business.

The Company will not, and will not permit any Restricted Subsidiary, to engage in any business if, as a result, the general nature of the business of the Company and the Restricted Subsidiaries, taken as a whole, which would then be engaged in by the Company and the Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and the Restricted Subsidiaries, taken as a whole, on the date of this Agreement.
10.8      Designation of Restricted and Unrestricted Subsidiaries.

(a)      The Company may designate in writing to each of the holders of the Notes any Unrestricted Subsidiary as a Restricted Subsidiary and may designate in writing to each of the holders of the Notes any Restricted Subsidiary as an Unrestricted Subsidiary; provided that (i) no such designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be effective unless (A) such designation is treated as a transfer under Section 10.2 and such designation is permitted by Section 10.2, and (B) such Subsidiary does not own any stock, other equity interest or Indebtedness of the Company or a Restricted Subsidiary; and (ii) no such designation shall be effective unless, immediately after giving effect thereto no Default or Event of Default would exist; provided, further, that any Subsidiary that has been designated as a Restricted Subsidiary or an Unrestricted Subsidiary may not thereafter be redesignated as a Restricted Subsidiary or an Unrestricted Subsidiary, as the case may be, more than once; and provided, further, that no Securitization Entity shall be a Restricted Subsidiary unless designated as such by the Company.  Notwithstanding anything to the contrary in this Agreement, upon any Unrestricted Subsidiary becoming a Material Subsidiary, it shall immediately be deemed to be a Restricted Subsidiary (and shall remain a Restricted Subsidiary so long as it a Material Subsidiary).
(b)      The Company will not, and will not permit any Subsidiary to, allow one or more of any Unrestricted Subsidiaries (either individually or collectively), at any time, to have revenues during the four most recently ended fiscal quarters equal to or greater than 15.0% of the consolidated total revenues of the Company and its Subsidiaries during such period.
10.9      Limitation on Swap Agreements.

The Company will not, and will not permit any Restricted Subsidiary to, have any obligations (contingent or otherwise) existing or arising under any Swap Agreement, unless such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments or assets held by such Person, and not for purposes of speculation.

10.10      Limitation on Restricted Payments.

The Company will not, and will not permit any Restricted Subsidiary to, do any of the following if a Default or Event of Default exists or would exist immediately after giving effect thereto:
(a)    Declare or pay any dividends, either in cash or property, on any shares of capital stock of any class of the Company or any Restricted Subsidiary (except (i) dividends or other distributions payable solely in shares of common stock, and (ii) dividends and distributions paid by a Restricted Subsidiary solely to the Company or a Wholly-Owned Restricted Subsidiary); or

(b)    Directly or indirectly, or through any Restricted Subsidiary, purchase, redeem or retire any shares of capital stock of any class of the Company or any Restricted Subsidiary or any warrants, rights or options to purchase or acquire any shares of capital stock of the Company or any Restricted Subsidiary; or

(c)    Make any other payment or distribution, either directly or indirectly or through any Restricted Subsidiary, in respect of capital stock of any class of the Company or any Restricted Subsidiary (except payments and distributions made by a Restricted Subsidiary solely to the Company or a Wholly-Owned Restricted Subsidiary).

10.11      Minimum Cash.

The Company covenants that at no time will Available Cash be less than $65,000,000.  For purposes hereof "Available Cash" shall mean the difference between (i) the amount of the consolidated cash and cash equivalents of the Company and Restricted Subsidiaries and (ii) the aggregate amount outstanding under revolving credit facilities on which the Company or any Restricted Subsidiaries are obligated as borrowers or guarantors.

10.12      Terrorism Sanctions Regulations

The Company will not and will not permit any Affiliated Entity to (a) become an OFAC Listed Person or (b) have any investments in or knowingly engage in any dealings or transactions with any Blocked Person.
11.        EVENTS OF DEFAULT.

An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:
(a)  the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)  the Company defaults in the payment of any interest on any Note or any amount payable under Section 14.4 for more than five (5) Business Days after the same becomes due and payable; or

(c)  the Company defaults in the performance of or compliance with any term contained in Section 10; or

(d)  the Company or any of its Subsidiaries defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any Transaction Document and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default, and (ii) the Company or such Subsidiary receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

(e)  any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement, the other Transaction Documents or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)  (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default for more than twenty (20) Business Days in the performance of or compliance with any term of any evidence of any Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition (x) such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be) due and payable before its stated maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary to purchase or repay such Indebtedness, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay any Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have exercised any right to require the Company or any Restricted Subsidiary to purchase or repay such Indebtedness, provided that the aggregate amount of all foregoing Indebtedness with respect to which a payment, performance or compliance default shall have occurred or a failure or other event causing or permitting the purchase or repayment by the Company or any Restricted Subsidiary shall have occurred exceeds $7,500,000; or

(g)  the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)  a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Subsidiary, or any such petition shall be filed against the Company or any Material Subsidiary and such petition shall not be dismissed within sixty (60) days; or

(i)  a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and any Restricted Subsidiary and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

(j)  (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed 5% of Consolidated Net Worth as of the end of the most recently ended fiscal quarter of the Company, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any of its Subsidiaries establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any of its Subsidiaries thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.   (as used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in sections 3 of ERISA); or

(k)  a Change of Control shall occur.

12.          REMEDIES ON DEFAULT, ETC.
12.1      Acceleration.

(a)  If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)  If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)  If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
12.2      Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Note or in any other Transaction Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
12.3      Rescission.

At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences, and at any time after any Notes have become due and payable pursuant to clause (a) of Section 12.1, the holders of all Notes then outstanding, by written notice to the Company, may rescind acceleration of the Notes resulting from the occurrence of an Event of Default described in paragraph (h) of Section 11, if in each case (i) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (ii) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration or acceleration, have been cured or have been waived pursuant to Section 17, and (iii) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4      No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies.  No right, power or remedy conferred by this Agreement, the other Transaction Documents or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.
13.        REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1      Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2      Transfer and Exchange of Notes.

Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at its expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note so surrendered.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000 (or its equivalent if denominated in another currency), provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note may be in a denomination of less than $100,000 (or its equivalent if denominated in another currency).  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.  Each transferee of a Note which was not previously a holder of the Notes under this Agreement and which is not incorporated under the laws of the United States of America or a state thereof shall, within three (3) Business Days of becoming a holder, deliver to the Company such certificate and other evidence as the Company may reasonably request to establish that such holder is entitled to receive payments under the Notes without deduction or withholding of any United States federal income taxes.

13.3      Replacement of Notes.

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)  in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)  in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
14.        PAYMENTS ON NOTES.
14.1      Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Provo, Utah at the principal office of the Company in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
14.2      Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by wire transfer of immediately available funds to the account or accounts specified, (i) in the case of any Existing Note, in the applicable Purchaser Schedule attached hereto, and (ii) in the case of any Shelf Note, in the Purchaser Schedule attached to the applicable Confirmation of Acceptance, or (iii) by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by any Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased under this Agreement (or such applicable Original Agreement, as the case may be) that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

14.3      Currency of Payments.

(a)  All payments under this Agreement and the Notes shall be made in the Available Currency in which the relevant Notes are denominated.

(b)  All expenses required to be reimbursed pursuant to this Agreement or the Notes shall be reimbursed in the currency in which such expenses were originally incurred.

(c)  To the fullest extent permitted by applicable law, the obligation of the Company in respect of any amount due under or in respect of this Agreement and the Notes, notwithstanding any payment in any currency other than the currency required to be used to pay such amount (as set forth in this Section 14.3), whether as a result of (1) any judgment or order or the enforcement thereof, (2) the realization on any security, (3) the liquidation of the Company, (4) any voluntary payment by the Company, or (5) any other reason, shall be discharged only to the extent of the amount of the applicable Available Currency that each holder of Notes entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the New York Business Day immediately following the day on which such holder receives such payment and if the amount in such Available Currency that may be so purchased for any reason is less than the amount originally due, the Company shall indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or the Notes or under any judgment or order.

14.4      Payments Free and Clear of Taxes.

(a)  Payments.  The Company will pay all amounts of principal of, applicable Make-Whole Amount, if any, and interest on the Notes, and all other amounts payable hereunder or under the Notes or the other Transaction Documents, without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, all present and future income, stamp, documentary and other taxes and duties, and all other levies, imposts, charges, fees, deductions and withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on any holder of any Note by its jurisdiction of incorporation or the jurisdiction in which its applicable lending office is located) (all such non-excluded taxes, duties, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes").  If any Taxes are required to be withheld from any amounts payable to a holder of any Notes, the amounts so payable to such holder shall be increased to the extent necessary to yield such holder (after payment of all Taxes) interest on any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the Notes and the other Transaction Documents.  Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to each holder of the Notes, a certified copy of an original official receipt received by the Company showing payment thereof.  If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to each holder of the Notes the required receipts or other required documentary evidence, the Company shall indemnify each holder of the Notes for any taxes (including interest or penalties) that may become payable by such holder as a result of any such failure.  The obligations of the Company under this subsection 14.4(a) shall survive the payment and performance of the Notes and the termination of this Agreement.

(b)  Withholding Exemption Certificates.  On or prior to the applicable Closing Day, each holder of the Notes which is not organized under the laws of the United States of America or a state thereof shall deliver to the Company such certificates and other evidence as the Company may reasonably request to establish that such holder is entitled to receive payments under the Notes without deduction or withholding of any United States federal income taxesEach such holder further agrees (i) promptly to notify the Company, upon becoming aware thereof, of any change of circumstances (including any change in any treaty, law or regulation) which would prevent such holder from receiving payments under the Notes without any deduction or withholding of such taxes, and (ii) on or before the date that any certificate or other form delivered by such holder under this Section 14.4(b) expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent such certificate or form previously delivered by such holder, to deliver to the Company a new certificate or form, certifying that such holder is entitled to receive payments under the Notes without deduction or withholding of such taxes.  If any holder of the Notes which is not organized under the laws of the United States of America or a state thereof fails to provide to the Company pursuant to this Section 14.4(b) (or in the case of a transferee of a Note, Section 13.2) any certificates or other evidence required by such provision to establish that such holder is, at the time it becomes a holder, entitled to receive payments under the Notes without deduction or withholding of any United States federal income taxes, such holder shall not be entitled to any indemnification under Section 14.4(a) for any Taxes imposed on such holder.

15.        EXPENSES, ETC.

15.1      Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of one special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the other Transaction Documents, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the other Transaction Documents, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes and by the other Transaction Documents.  The Company will pay, and will save each holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such holder).
15.2      Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the other Transaction Documents, and the termination of this Agreement and the other Transaction Documents.
16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein, in the other Transaction  Documents or in any Confirmation of Acceptance shall survive the execution and delivery of this Agreement, the other Transaction Documents, such Confirmation of Acceptance and the Notes, the purchase or transfer by any holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or the other Transaction Documents shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the other Transaction Documents embody the entire agreement and understanding between the Prudential and the Purchasers, on the one hand, and the Company, on the other hand, and supersede all prior agreements and understandings relating to the subject matter hereof.

17.        AMENDMENT AND WAIVER.

17.1      Requirements.

This Agreement and the Notes may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes, except that:
(i)
without the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding, the Notes of such Series may not be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Make-Whole Amount payable with respect to the Notes of such Series,

(ii)
without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of Section 12 or this Section 17 insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration,

(iii)
without the written consent of Prudential, the provisions of Section 2B may not be amended or waived (provided that if any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver, the requirements of clause (iv), below, must also be satisfied), and

(iv)
without the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series, no provision of Sections 2B or 3 may be amended or waived if such amendment or waiver would affect the rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes.

Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 17, whether or not such Note shall have been marked to indicate such consent.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.
As used herein, the term "this Agreement" and "Notes" and references thereto shall mean this Agreement and such Notes, respectively, as they may from time to time be amended or supplemented.

17.2      Notes held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes or any Series thereof then outstanding have approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes or any Series thereof or any other Transaction Documents, or have directed the taking of any action provided herein, in the Notes or any Series thereof or in any other Transaction Documents to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes or any Series thereof then outstanding, Notes or any Series thereof directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
18.        NOTICES.

All notices and communications provided for hereunder (other than communication provided for in Section 2, which shall be provided as contemplated therein) shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:
(a)    if to a Purchaser or its nominee, to such Person at the address specified for such communications, (i) in the case of any Existing Notes, in the applicable Purchaser Schedule attached hereto, and (ii) in the case of any Shelf Notes, in the Purchaser Schedule attached to the applicable Confirmation of Acceptance, or (iii) at such other address as such Person shall have specified to the Company in writing,

(b)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(c)    if to the Company, to the Company at One Nu Skin Plaza, 75 West Center Street, Provo, Utah 84601 to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed to have been given and received when delivered at the address so specified.  Any communication pursuant to Section 2 shall be made by a method specified for such communication in Section 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telefacsimile communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telefacsimile terminal the number of which is listed for the party receiving the communication on the Information Schedule hereto or at such other telefacsimile terminal as the party receiving the information shall have specified in writing to the party sending such information.

19.        REPRODUCTION OF DOCUMENTS.

This Agreement, the other Transaction Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents by Prudential or any Purchaser may receive on any Closing Day (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to Prudential or any Purchaser, may be reproduced by Prudential or such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Prudential or such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
20.        CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on its behalf, (c) otherwise becomes known to such Purchaser other than through disclosure (x) by the Company or any Subsidiary, or (y) by another Person known by such Purchaser to be bound by a confidentiality agreement with the Company, or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it, provided that each Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by any Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process (provided that such Purchaser give prompt notice to the Company of such subpoena or legal process to the extent such Purchaser is legally permitted to do so), (y) in connection with any litigation to which such Purchaser is a party, or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes, this Agreement and the other Transaction Documents.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.        [INTENTIONALLY OMITTED.]

22.        JUDICIAL PROCEEDINGS.

22.1      Consent to Jurisdiction.

The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in New York City, and irrevocably waives its own forum, over any suit, action or proceeding arising out of or relating to this Agreement or any Note.  The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  The Company agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company may be enforced in the courts of the United States, the State of New York (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment, provided that service of process is effected on the Company in one of the manners specified below or as otherwise permitted by law.
22.2      Service of Process.

The Company hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 22.1 by the mailing of a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the address of the Company set forth in Section 18.  The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law, all claim of error by reason of any such service and agrees that such service (a) shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding, and (b) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Company.

22.3      No Limitation on Service or Suit.
Nothing in this Section 22 shall affect the right of any holder of the Notes to serve process in any manner permitted by law or limit the right of any holder of the Notes to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
23.        MISCELLANEOUS.

23.1      Successors and Assigns.

All covenants and other agreements contained in this Agreement and the other Transaction Documents by or on behalf of any of the parties hereto or thereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
23.2      Accounting Principles.

             All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (ii) all accounts and financial statements shall be prepared in accordance with GAAP.  Notwithstanding the foregoing, for purposes of the determination of compliance with any covenant in Section 10, or the determination of financial terms contained in this Agreement, (i) the effects of Accounting Standards Codification 825-10-25 or any similar or successor accounting standard to the extent it relates to fair value accounting shall be disregarded and (ii) the effects of Accounting Standards Codification 470-20 or any similar or successor accounting standard to the extent it would measure an item of Indebtedness in respect of convertible debt in a reduced or bifurcated manner as described therein shall be disregarded, it being agreed that for purposes of all such determinations, indebtedness shall be valued at the full stated principal amount thereof (at par).
23.3      Payments Due on Non-Business Days.

Anything in this Agreement, the Notes or the other Transaction Documents to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
        23.4            Severability.
Any provision of this Agreement or the other Transaction Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.5      Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
23.6      Counterparts.

This Agreement and the other Transaction Documents may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
23.7      Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State (other than Section 5-1401 of the New York General Obligations Law) that would require the application of the laws of a jurisdiction other than such State.
23.8      Transaction References.
The Company agrees that Prudential Capital Group may (a) refer to its role in establishing this Agreement, the Notes and/or the Facility, as well as the identity of the Company and the aggregate principal amount of the Notes and the date on which the Agreement, the Notes and/or the Facility was established (as well as the date and the amount of any issuance of any of the Notes), on its internet site or in marketing materials, press releases, published "tombstone" announcements or any other print or electronic medium, and (b) display the corporate logo of Nu Skin in conjunction with any such reference
23.9              Binding Agreement.
Subject to Section 3A, when this Agreement is executed and delivered by the Company, each of the Purchasers signatory hereto and Prudential, it shall become a binding agreement among the Company, such Purchasers and Prudential.  This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance after the date hereof, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

23.10              No Novation.
This Agreement amends, restates and replaces the Original Agreements and is not intended to constitute a novation of the provisions thereunder as in effect prior to the effectiveness of this Agreement.

*    *    *    *    *

Very truly yours,

NU SKIN ENTERPRISES, INC.

        By:                                           /s/Ritch N. Wood
  Name: Ritch N. Wood
  Title:  Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED NOTE PURCHASE1 AND PRIVATE SHELF AGREEMENT]

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, as a Purchaser

        By:     /s/Iris Krause
  Title:  Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY, as a Purchaser

By:  Prudential Investment Management, Inc.,
as investment manager

By:     /s/Iris Krause
Title:  Vice President

PRUCO LIFE INSURANCE COMPANY OF
NEW JERSEY, as a Purchaser

By:     /s/Iris Krause
Title:   Vice President

PRUCO LIFE INSURANCE COMPANY,
 as a Purchaser

By:    /s/Iris Krause
Title:  Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED NOTE PURCHASE1 AND PRIVATE SHELF AGREEMENT]

MTL INSURANCE COMPANY, as a Purchaser

By:  Prudential Private Placement Investors, L.P.,
as investment advisor

By:  Prudential Private Placement Investors, Inc.,
as its general partner

By:                                                 /s/Iris Krause
Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By:  Prudential Investment Management (Japan),
      as investment manager
By:  Prudential Investment Management, Inc.,
      as sub-adviser
By:      /s/Iris Krause
           Vice President

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:                                               /s/Iris Krause
      Title:  Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED NOTE PURCHASE1 AND PRIVATE SHELF AGREEMENT]

Name in Which Notes are to be Registered	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Note Registration Numbers; Original Principal Amounts	C-1 ¥ 1,985,464,000 (Japanese Yen) D-1 $12,750,000 D-2 $20,000,000 E-2 $7,300,000 E-8 $3,267,648 EE-1 ¥ 2,170,000,000 (Japanese Yen) F-1 ¥ 1,300,698,000 (Japanese Yen)
Payment on Account of Notes - Dollar Denominated Notes
Payments shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
 ABA No.:
In the case of payments on account of Notes D-1 and E-6:
Account Name:
 Account No.:

In the case of payments on account of Note D-2 and E-2:
Account Name:
 Account No.:
Re:  (See "Accompanying information" below)

Payment on Account of Notes - Japanese Yen Denominated Notes
Payments shall be made by wire transfer of immediately available funds for credit to:
JP Morgan Chase Bank, Tokyo
Account Name:
Account No.:
Swift:
FFC:
IBAN #:
Re:  (See "Accompanying information" below)

Accompanying Information
Name of Company:                           Nu Skin Enterprises, Inc.
Description of  Security:                           1.7225% Series C Senior Notes due April 30, 2014
PPN:
Name of Company:                           Nu Skin Enterprises, Inc.
Description of  Security:                           6.19% Series D Senior Notes due July 5, 2016
PPN:
Name of Company:                           Nu Skin Enterprises, Inc.
Description of  Security:                           6.14% Series E Senior Notes due January 20, 2017
PPN:
Name of Company:                           Nu Skin Enterprises, Inc.
Description of  Security:                           3.275% Series EE Senior Notes due January 20, 2017
PPN:
Name of Company:                           Nu Skin Enterprises, Inc.
Description of  Security:                           2.59% Series F Senior Notes due September 28, 2017
PPN:
Each such wire transfer shall also set forth the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address for Notices Related to Payments
The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077
Attn:      Manager, Billings and Collections
with telephonic prepayment notices to:
Manager, Trade Management Group
Tel:
Fax:

Address for All Other Notices	The Prudential Insurance Company of America c/o Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, California 94111-4180 Attn: Managing Director Fax:
Other Instructions	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: ________________________________ Name: Title: Vice President
Instructions re Delivery of Notes	Send physical security by nationwide overnight delivery service to: Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, CA 94111-4180 Attn: Telephone:
Tax Identification Number

Name in Which Notes are to be Registered	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
Note Registration Numbers; Original Principal Amounts	C-2 ¥ 1,134,536,000 (Japanese Yen) D-4 $3,000,000 E-4 $1,100,000 F-2¥ 967,302,000 (Japanese Yen)
Payment on Account of Notes - Dollar Denominated Notes	Payments shall be made by wire transfer of immediately available funds for credit to: JPMorgan Chase Bank New York, NY ABA No.: Account Name: Account No.: Re: (See "Accompanying information" below)
Payment on Account of Notes - Japanese Yen Denominated Notes
Payments shall be made by wire transfer of immediately available funds for credit to:
JP Morgan Chase Bank, Tokyo
Account Name:
Account No.:
Swift:
FFC:
IBAN #:

Re:  (See "Accompanying information" below)

Accompanying Information

Name of Company:                           Nu Skin Enterprises, Inc.
Description of  Security:                           1.7225% Series C Senior Notes due April 30, 2014
PPN:

Name of Company:                           Nu Skin Enterprises, Inc.
Description of  Security:                           6.19% Series D Senior Notes due July 5, 2016
PPN:

Name of Company:                           Nu Skin Enterprises, Inc.
Description of  Security:                           6.14% Series E Senior Notes due January 20, 2017
PPN:

Name of Company:                           Nu Skin Enterprises, Inc.
Description of  Security:                           2.59% Series F Senior Notes due September 28, 2017
PPN:

Each such wire transfer shall also set forth the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Address for Notices Related to Payments
Prudential Retirement Insurance and Annuity Company
c/o Prudential Investment Management, Inc.
Private Placement Trade Management
PRIAC Administration
Gateway Center Four, 7th Floor
100 Mulberry Street
Newark, NJ 07102

with telephonic prepayment notices to:
Manager, Trade Management Group
Tel:
Fax:

Address for All Other Notices	Prudential Retirement Insurance and Annuity Company c/o Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, California 94111-4180 Attn: Managing Director Fax:
Other Instructions	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY By: Prudential Investment Management, Inc., investment manager By: ________________________________ Name: Title: Vice President
Instructions re Delivery of Notes	Send physical security by nationwide overnight delivery service to: Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, CA 94111-4180 Attn: Telephone:

Tax Identification Number

Name in Which Notes are to be Registered	PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
Note Registration Numbers; Original Principal Amounts	D-3 $4,250,000
Payment on Account of Notes	Payments shall be made by wire transfer of immediately available funds for credit to: JPMorgan Chase Bank New York, NY ABA No.: Account No.: Account Name: Re: (see "Accompanying Information" below)
Accompanying Information
Name of Company:                           Nu Skin Enterprises, Inc.
Description of  Security:                           6.19% Series D Senior Notes due July 5, 2016
PPN:

Each such wire transfer shall also set forth the due date and application (as among principal, interest, and Make-Whole Amount) of the payment being made.

Address for Notices Related to Payments
Pruco Life Insurance Company of New Jersey
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077
Attn:      Manager, Billings and Collections
with telephonic prepayment notices to:
Manager, Trade Management Group
Tel:
Fax:

Address for All Other Notices	Pruco Life Insurance Company of New Jersey c/o Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, California 94111-4180 Attn: Managing Director Fax:
Other Instructions	PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY By: ________________________________ Name: Title: Vice President
Instructions re Delivery of Notes	Send physical security by nationwide overnight delivery service to: Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, CA 94111-4180 Attn: Telephone:

Tax Identification Number

Name in Which Notes are to be Registered	PRUCO LIFE INSURANCE COMPANY
Note Registration Numbers; Original Principal Amounts	E-3 $3,100,000
Payment on Account of Notes	Payments shall be made by wire transfer of immediately available funds for credit to: JPMorgan Chase Bank New York, NY ABA No.: Account No.: Account Name: Re: (see "Accompanying Information" below)
Accompanying Information
Name of Company:                           Nu Skin Enterprises, Inc.
Description of  Security:                           6.14% Series E Senior Notes due January 20, 2017
PPN:

Each such wire transfer shall also set forth the due date and application (as among principal, interest, and Make-Whole Amount) of the payment being made.

Address for Notices Related to Payments
Pruco Life Insurance Company
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077
Attn:      Manager, Billings and Collections
with telephonic prepayment notices to:
Manager, Trade Management Group
Tel:
Fax:    (

Address for All Other Notices	Pruco Life Insurance Company c/o Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, California 94111-4180 Attn: Managing Director Fax:
Other Instructions	PRUCO LIFE INSURANCE COMPANY By: ________________________________ Name: Title: Vice President
Instructions re Delivery of Notes	Send physical security by nationwide overnight delivery service to: Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, CA 94111-4180 Attn: Telephone:

Tax Identification Number

Name in Which Notes are to be Registered	MTL INSURANCE COMPANY
Note Registration Numbers; Original Principal Amounts	E-5 $3,000,000
Payment on Account of Notes
Payments shall be made by wire transfer of immediately available funds for credit to:
Northern Chgo/Trust
ABA No.:
Credit Wire Account No.:
FFC:    Insurance Company - Prudential

Re:  (See "Accompanying information" below)

Accompanying Information
Name of Company:                           Nu Skin Enterprises, Inc.
Description of  Security:                           6.14% Series E Senior Notes due January 20, 2017
PPN:

Each such wire transfer shall also set forth the due date and application (as among principal, interest, and Make-Whole Amount) of the payment being made.

Address for Notices Related to Payments and Written Confirmations of such Wire Transfers:	MTL Insurance Company 1200 Jorie Blvd. Oak Brook, IL 60522-9060 Attention:
Address for All Other Notices	Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, California 94111-4180 Attn: Managing Director Fax:

Other Instructions
MTL INSURANCE COMPANY

By:  Prudential Private Placement Investors, L.P., as investment advisor
By:  Prudential Private Placement Investors, Inc., as its general partner
By: ________________________________
Name:
Title:      Vice President

Instructions re Delivery of Notes
(a)  Send physical security by nationwide overnight delivery service to:
The Northern Trust Company of New York
Harborside Financial Center 10, Suite 1401
3 Second Street
Northern Acct.
    Insurance Company - Prudential
Jersey City, NJ 07311

Attn:

Please include in the cover letter accompanying the Note a reference to the Purchaser's account number (MTL Insurance Company-Prudential; Account Number:  )

(b)  Send copy by nationwide overnight delivery service to:
Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102

Attention:  Trade Management, Manager
Telephone:

Tax Identification Number

Name in Which Notes are to be Registered	THE GIBRALTAR LIFE INSURANCE CO., LTD.
Note Registration Numbers; Original Principal Amounts	E-9 $2,232,352
All principal, interest and Make-Whole Amount payments on account of Notes	Payments shall be made by wire transfer of immediately available funds for credit to: JPMorgan Chase Bank New York, NY ABA No.: Account Name: Account No.: Re: (See "Accompanying information" below)
All payments, other than principal, interest or Make-Whole Amount, on account of Notes	Payments shall be made by wire transfer of immediately available funds for credit to: JPMorgan Chase Bank New York, NY ABA No. Account No. Account Name: Re: (See "Accompanying information" below)
Accompanying Information
Name of Company:                           Nu Skin Enterprises, Inc.
Description of  Security:                           6.14% Series E Senior Notes due January 20, 2017
PPN:

Each such wire transfer shall also set forth the due date and application (e.g., as among principal, interest and Make-Whole Amount, or type of fee, as applicable) of the payment being made.

Address for Notices Related to Payments	The Gibraltar Life Insurance Co., Ltd. 2-13-10, Nagata-cho Chiyoda-ku, Tokyo 100-8953, Japan Telephone: Facsimile: E-mail: Attention:
Address for All Other Notices	Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, California 94111-4180 Attn: Managing Director Fax:

Other Instructions
GIBRALTAR LIFE INSURANCE CO., LTD.
By:  Prudential Investment Management (Japan), as Investment Manager
By:  Prudential Investment Management, Inc., as Sub-Adviser
By:____________________________
Name:
Title:Vice President

Instructions re Delivery of Notes	Send physical security by nationwide overnight delivery service to: Prudential Capital Group Four Embarcadero Center, Suite 2700 San Francisco, CA 94111-4180 Attn: Telephone:

Tax Identification Number

SCHEDULE A
DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
"2003 Agreement" is defined in Section 1A.
"2009 Agreement" is defined in Section 1A.
"Acceptance" is defined in Section 2B(5).
"Acceptance Day" is defined in Section 2B(5).
"Accepted Note" is defined in Section 2B(5).
"Acceptance Window" means, with respect to any Quotation, the time period designated by Prudential during which the Company and Prudential shall be in live communication and the Company may elect to accept such Quotation.
"Affiliate" means, at any time, (a) with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company and its Subsidiaries, any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of the Company or any of its Subsidiaries or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests.  Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.
"Affiliated Entity" means any of the Subsidiaries of the Company and any of their or the Company's respective Controlled Affiliates.
"Anti-Money Laundering Laws" is defined in Section 5.16(c).
"Available Cash" is defined in Section 10.11.
"Authorized Officer" means (i) in the case of the Company, its President, Chief Financial Officer, and Treasurer thereof designated as an "Authorized Officer" of the Company in the Information Schedule or designated as an "Authorized Officer" of the Company for purposes of this Agreement in an Officer's Certificate executed by the Company's President, Chief Financial Officer or Treasurer, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers.  Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an

Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential, and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.
"Available Currencies" means British Pounds, Canadian Dollars, Dollars, Euros, and Yen.
"Available Facility Amount" is defined in Section 2B(1).
"Bank Credit Agreement" is defined in Section 3A.
"Blocked Person" is defined in Section 5.16.
"Bloomberg" is defined in Section 8.6.
"British Pounds" and the symbol "£" means the lawful currency of the United Kingdom.
"Business Day" means (i) other than as provided in clauses (ii) and (iii) below, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are authorized or required to be closed, (ii) for purposes of Section 2B(3) only, any day which is both a New York Business Day and a day on which Prudential is open for business and (iii) for purposes of Sections 8.6 and 23.3 only, (a) if with respect to Notes denominated in British Pounds, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in London, (b) if with respect to Notes denominated in Canadian Dollars, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Toronto, (c) if with respect to Notes denominated in Dollars, a New York Business Day, (d) if with respect to Notes denominated in Euros, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Frankfurt and Brussels, and (e) if with respect to Notes denominated in Yen, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in Tokyo, Japan.
"Canadian Dollars" means the lawful currency of Canada.
"Cancellation Date" is defined in Section 2B(8)(iv).
"Cancellation Fee" is defined in Section 2B(8)(iv).
"Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

"Change of Control" means an event or series of events by which:
(a)      any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity interests of the Company; or

(b)      during any period of 12 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

"Closing Day" means, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance with respect to such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "Closing Day" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in Section 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.
"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
 "Company" means Nu Skin Enterprises, Inc., a Delaware corporation.
"Confidential Information" is defined in Section 20.
"Confirmation of Acceptance" is defined in Section 2B(5).
"Consolidated Income Available for Fixed Charges" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges, and (b) taxes imposed on or measured by income or excess profits of the Company and the Restricted Subsidiaries.
"Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and the Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP.

 "Consolidated Net Worth" means, at any time, (a) the consolidated stockholders' equity of the Company and the Restricted Subsidiaries, as determined according to GAAP, less (b) the sum of (i) to the extent included in clause (a), all amounts attributable to minority interests, if any, in the securities of Restricted Subsidiaries, and (ii) the amount by which Restricted Investments exceed 20% of the amount determined in clause (a).
"Consolidated Total Assets" means, at any date of determination, on a consolidated basis for the Company and the Restricted Subsidiaries, total assets, determined in accordance with GAAP.
 "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  "Controlling" and "Controlled" have meanings correlative thereto.
"Credit Facility" means any credit facility providing for the borrowing of money or the issuance of letters of credit (a) for the Company or (b) for any Restricted Subsidiary, if its obligations under such credit facility are guaranteed by the Company.
"Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
"Default Rate" means (i) in the case of any Note denominated in Dollars, the greater of 2% over the interest rate expressed in such Note and 2% over the rate announced from time to time in New York City by the Bank of New York as its "base" or "prime" rate and (ii) in the case of any Note denominated in a currency other than Dollars, 2% over the interest rate expressed in such Note.
"Delayed Delivery Fee" is defined in Section 2B(8)(iii).
"Document Delivery Date" means (i) the applicable Closing Day in the case of any  Accepted Notes to be denominated in Dollars, (ii) one New York Business Days prior to the applicable Closing Day in the case of any Accepted Notes to be denominated in British Pounds, Canadian Dollars or Euros and (iii) two New York Business Days prior to the applicable Closing Day in the case of any Accepted Notes to be denominated in Yen.
"Dollars" and the symbol "$" mean the lawful money of the United States of America unless, in the case of "Dollars" or "$", if immediately preceded by the name of another country (e.g. "Canadian Dollars").
"Domestic Subsidiary" means, at any time, each Subsidiary of the Company (a) which is created, organized or domesticated in the United States or under the laws of the United States or any state or territory thereof, (b) which was included as a member of the Company's affiliated group in the Company's most recent consolidated United States federal income tax return, or (c) the earnings of which were includable in the taxable income of the Company or any other Domestic Subsidiary (to the extent of the Company's and/or such other Domestic Subsidiary's ownership interest of such Subsidiary) in the Company's most recent consolidated United States federal income tax return.

 "EBITDA" means, with respect to any period, the sum of (i) Consolidated Net Income for such period without giving effect to extraordinary gains and losses, gains and losses resulting from changes in GAAP or one time non-recurring income and expenses resulting from acquisitions, plus (ii) to the extent deducted in the calculation of Consolidated Net Income, the amount of all interest expense, depreciation expense, amortization expense, and income tax expense; provided that EBITDA will include or exclude, as applicable, acquisitions and divestitures of Restricted Subsidiaries or other business units on a pro forma basis as if such acquisitions or divestitures occurred on the first day of the applicable period.
"Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
"Equity Securities" of any Person means (a) all common stock, Preferred Stock, participations, shares, partnership interest, membership interest or other equity interest in and of such Person (regardless of how designated and whether or not voting or non-voting), and (b) all warrants, options and other rights to acquire any of the foregoing.
"ERISA" means the Employee Retirement Income  Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
"ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
"Euros" and the symbol "€"means the single currency of participating member states of the European Union.
"Event of Default" is defined in Section 11.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Existing China Pledge" means the Pledge Agreement, dated as of January 31, 2005, by and among Nu Skin Asia Investment, Inc., each other Existing Pledgor party thereto (if any) and the Existing Collateral Agreement, as may be amended, supplemented or otherwise modified through the date hereof.
"Existing Collateral" means "Collateral" as defined in the Existing Intercreditor Agreement.

"Existing Collateral Agent" means U.S. Bank National Association, as successor to State Street Bank and Trust Company of California, N.A., acting in its capacity as collateral agent under the Existing Intercreditor Agreement, together with its successors and assigns.
"Existing Collateral Documents" means (a) the Existing Pledge Agreement, (b) the Existing China Pledge Agreement, (c) each of the Existing Subsidiary Guaranties, (d) the Existing Intercreditor Agreement, and all other documents existing on the date hereof securing the Notes, the payment of the indebtedness evidenced by the Notes and all other amounts due from the Company or any Restricted Subsidiary under the Original Agreements, the Existing Notes or the Existing Collateral Documents.
 "Existing Intercreditor Agreement" means the Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of August 26, 2003, by and among the Existing Collateral Agent, certain of the Purchasers and each of the other "Benefitted Parties" and "Additional Benefitted Parties" (as such terms are defined therein), and acknowledged by the Company and the Subsidiary guarantors, as such agreement may be amended, supplemented or otherwise modified through the date hereof.
"Existing Notes" means each of the Notes described in Section 1B, existing on the date hereof.
"Existing Pledge Agreement" means the Pledge Agreement, dated as of October 12, 2000, by and between the Existing Pledgors and the Existing Collateral Agent, as may be amended, supplemented or otherwise modified through the date hereof.
"Existing Pledged Securities" means (a) the Equity Securities described in (i) Schedule I attached to the Existing Pledge Agreement or (ii) the Existing China Pledge, as the case may be, and (b) the Equity Securities (together with their attendant rights, interests, documents, certificates, instruments, dividends, distributions, returns, cash, warrants, option, proceeds and other property) of each Person pledged under the Existing Pledge Agreement or the Existing China Pledge, as the case may be, pursuant to any of the Original Agreements or Existing Collateral Documents.
"Existing Pledgor" means each Person who has pledged Existing Pledged Securities under the Existing Pledge Agreement or the Existing China Pledge, as the case may be.
"Existing Subordination Agreement" means the Second Amended and Restated Subordination Agreement, dated as of October 1, 2009, by and among the subordinated creditors and senior creditors named therein, as may be amended, supplemented or otherwise modified through the date hereof.
 "Existing Subsidiary Guaranties" means each "Subsidiary Guaranty" (as defined in each of the Original Agreements) executed and delivered prior to the date hereof by the respective Existing Subsidiary Guarantors, in favor of certain of the Purchasers, in connection with, and pursuant to, its respective Original Agreement, in each case, as may be amended, supplemented or otherwise modified through the date hereof.

"Existing Subsidiary Guarantors" means, as the context may require, the "Subsidiary Guarantors" (as defined in each of the Original Agreements), existing on the date hereof.
"Facility" is defined in Section 2B(1).
"Fixed Charges" means, with respect to any period, the sum of (i) Interest Expense for such period, and (ii) Lease Rentals for such period.
"Foreign Subsidiary" means, at any time, each Subsidiary of the Company that is not a Domestic Subsidiary.
"GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.
"Governmental Authority"  means
(a)      the government of
(i)      the United States of America or any State or other political subdivision thereof, or
(ii)      Japan or any political subdivision thereof, or
(ii)      any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)      any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
"Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
(a)      to purchase such indebtedness or obligation or any property constituting security therefor;
(b)      to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)      to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(d)      otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
"Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).
"Hedge Treasury Note(s)" means, with respect to any Accepted Note, the United States Treasury Note or Notes whose cash flow duration (as determined by Prudential) most closely matches the duration of such Accepted Note.
"holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.
"Hostile Tender Offer" means, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.
"Indebtedness" with respect to any Person means, at any time, without duplication,
(a)      its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;
(b)      its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)      all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;
(d)      all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
(e)      Securitization Debt; and
(f)      any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.
Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.
"INHAM Exemption" is defined in Section 6.2(e).
"Institutional Investor" means (a) any original purchaser of a Note, and (b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, holding more than $2,000,000 (or its equivalent in another Available Currency) in of the aggregate principal amount of the Notes then outstanding or more than 20% of the aggregate principal amount of the Notes then outstanding.
"Interest Expense" means, with respect to the Company and the Restricted Subsidiaries for any period, the sum, determined on a consolidated basis in accordance with GAAP, of (a) all interest paid, accrued or scheduled for payment on the Indebtedness of the Company and the Restricted Subsidiaries during such period (including interest attributable to Capital Leases), plus (b) all fees in respect of outstanding letters of credit paid, accrued or scheduled for payment by the Company and the Restricted Subsidiaries during such period.
"Investment" means any investment, made in cash or by delivery of property, by the Company or any Restricted Subsidiary (a) in any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise; or (b) in any property.
"Issuance Period" is defined in Section 2B(2).
"Issuance Fee" is defined in Section 2B(8)(ii).
"Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Restricted Subsidiary as lessee under all leases of real or personal property (other than Capital Leases) as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

"Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
"Make-Whole Amount" is defined in Section 8.6.
"Material" or "Materially" means material or materially, as the case may be, in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and the Restricted Subsidiaries taken as a whole.
"Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and the Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Notes or the other Transaction Documents, or (c) the validity or enforceability of this Agreement, the Notes or any of the other Transaction Documents.
"Material Credit Facility" means (a) the Bank Credit Agreement, (b) any debt securities of the Company or of any Restricted Subsidiary (if such Restricted Subsidiary's obligations thereunder are guaranteed by  the Company) that are publically offered or privately placed in the United States if the aggregate amount available to be borrowed and/or outstanding under such debt securities exceeds $25,000,000 at any time, and (c) any Credit Facility entered into by the Company or any Restricted Subsidiary organized under the laws of any state or territory of the United States if the aggregate amount available to be borrowed and/or outstanding under such Credit Facility exceeds $25,000,000 at any time.
"Material Domestic Subsidiary" means each Domestic Subsidiary of the Company that also is a Material Subsidiary.
"Material Subsidiaries" means, at any time, each Subsidiary of the Company which (i) had revenues during the four most recently ended fiscal quarters equal to or greater than 5.0% of the consolidated total revenues of the Company and its Subsidiaries during such period, or (ii) is an obligor under any Guaranty with respect to the Indebtedness of the Company under any Material Credit Facility.

"Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).
 "NAIC Annual Statement" is defined in Section 6.2(a).
"New York Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

"Notes" is defined in Section 1C.
"OFAC" is defined in Section 5.16.
"OFAC Listed Person" is defined in Section 5.16.
"Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
"Original Agreements" is defined in Section 1A.
"Overnight Interest Rate" means with respect to an Accepted Note denominated in a currency other than Dollars, the actual rate of interest, if any, received by the Purchaser which intends to purchase such Accepted Note on the overnight deposit of the funds intended to be used for the purchase of such Accepted Note, it being understood that reasonable efforts will be made by or on behalf of the Purchaser to make any such deposit in an interest bearing account.
"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
"Permitted Liens" is defined in Section 10.3.
"Permitted Securitization Program" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (i) a Securitization Entity (in the case of a transfer by the Company or any Restricted Subsidiary) and (ii) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any receivables (whether now existing or arising or acquired in the future) of the Company or any Restricted Subsidiary, and any assets related thereto including (A) all collateral securing such receivables, (B) all contracts and contract rights and all guarantees or other obligations in respect of such receivables, (C) proceeds of such receivables, and (D) other assets (including contract rights) that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables; provided that the resultant Securitization Debt, together with all other Priority Indebtedness then outstanding, shall not exceed the amount of Priority Indebtedness permitted by Section 10.5(a)(ii).
"Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.
"Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

  "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.
"Priority Indebtedness" means (without duplication) the sum of (a) any unsecured Indebtedness of the Restricted Subsidiaries other than Indebtedness owed to the Company or any other Restricted Subsidiary, and (b) any Indebtedness of the Company and its Restricted Subsidiaries secured by a Lien not permitted by paragraphs (a) through (m) of Section 10.3, and (c) Securitization Debt.
"property" or "properties" means and includes each and every interest in any property or asset, whether tangible or intangible and whether real, personal or mixed.
"Prudential" means Prudential Investment Management, Inc., and any successor thereto.
"Prudential Affiliate" means (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition.  For purposes of this definition the terms "control", "controlling" and "controlled" shall mean the ownership, directly or through subsidiaries, of a majority of a corporation's or other Person's voting stock or equivalent voting securities or interests.
"PTE" is defined in Section 6.2(a).
"Purchasers" means (i) each of the Persons listed in the Purchaser Schedule as an existing holder of Notes, (ii) with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s) which are purchasing such Accepted Notes, and (iii) the permitted transferees of such Persons described in the foregoing clauses (i) and (ii).
"QPAM Exemption" is defined in Section 6.2(d).
"Quotation" is defined in Section 2B(4).
"Request for Purchase" is defined in Section 2B(3).
"Required Holder(s)" means the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding (exclusive of Notes then owned by the Company, any Subsidiary or any of their respective Affiliates) and, if no Notes are outstanding, shall mean Prudential.  In the absence of an explicit specification to the contrary, the "Required Holders" shall refer to the holder or holders of a majority of the aggregate principal amount of the Notes.
"Rescheduled Closing Day" shall have the meaning specified in Section 2B(7)

.
"Responsible Officer" means any Senior Financial Officer and any other officer of the Company or its Subsidiaries with responsibility for the administration of the relevant portion of this Agreement or the other Transaction Documents.
"Restricted Investments" means all Investments except any of the following:  (i) property to be used in the ordinary course of business; (ii) assets arising from the sale of goods and services in the ordinary course of business; (iii) Investments in one or more Restricted Subsidiaries or any Person that immediately becomes a Restricted Subsidiary; (iv) Investments existing at the date of this Agreement; (v) Investments in obligations, maturing within one year, issued by or guaranteed by the United States of America, or an agency thereof, or Canada, or any province thereof; (vi) Investments in tax-exempt obligations, maturing within one year, which are rated in one of the top two rating classifications by at least one national rating agency; (vii) Investments in certificates of deposit or banker's acceptances maturing within one year issued by Bank of America or other commercial banks which are rated in one of the top two rating classifications by at least one national rating agency; (viii) Investments in commercial paper, maturing within 270 days, rated in one of the top two rating classifications by at least one national rating agency; (ix) Investments in repurchase agreements; (x) treasury stock; (xi) Investments in money market instrument programs which are classified as current assets in accordance with GAAP; (xii) Investments in foreign currency risk hedging contracts used in the ordinary course of business; and (xiii) Investments in Securitization Entities.
"Restricted Subsidiary" means any Subsidiary (a) at least a majority of the voting securities of which are owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries, and (b) which the Company has not designated as an Unrestricted Subsidiary in accordance with Section 10.8; provided that upon any Unrestricted Subsidiary becoming a Material Subsidiary, it shall immediately be deemed to be a Restricted Subsidiary (and shall remain a Restricted Subsidiary so long as it a Material Subsidiary).
"Securities Act" means the Securities Act of 1933, as amended from time to time.
"Security" has the meaning set forth in section 2(l) of the Securities Act.
"Securitization Debt" for the Company and the Restricted Subsidiaries shall mean, in connection with any Permitted Securitization Program, (a) any amount as to which any Securitization Entity or other Person has recourse to the Company or any Restricted Subsidiary with respect to such Permitted Securitization Program by way of a Guaranty and (b) the amount of any reserve account or similar account or asset shown as an asset of the Company or a Restricted Subsidiary under GAAP that has been pledged to any Securitization Entity or any other Person in connection with such Permitted Securitization Program.
"Securitization Entity" means a wholly-owned Subsidiary (other than a Restricted Subsidiary) of the Company (or another Person in which the Company or any of its Subsidiaries makes an investment and to which the Company or any of its Subsidiaries transfers receivables and related assets) that engages in no activities other than in connection with the financing of receivables and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (i) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (A) is guaranteed by the Company or any of its Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (B) is recourse to or obligates the Company or any of its Subsidiaries in any way other than pursuant to Standard Securitization Undertakings, or (C) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, continently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (ii) with which neither the Company nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (iii) to which neither the Company nor any of its Subsidiaries has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.
"Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
"Series" shall have the meaning specified in Section 1C.
"Series C Note" and "Series C Notes" is defined in Section 1B.
"Series D Note" and "Series D Notes" is defined in Section 1B.
"Series E Note" and "Series E Notes" is defined in Section 1B.
"Series EE Note" and "Series EE Notes" is defined in Section 1B.
 "Series F Note" and "Series F Notes" is defined in Section 1B.
 "Shelf Note" and "Shelf Notes" is defined in Section 1C.
"Source" is defined in Section 6.2.
"Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any of its Subsidiaries that are reasonably customary in a receivables securitization transaction.
"Structuring Fee" is defined in Section 2B(8)(i).
"Subsidiary" means, as to any Person, (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture, limited liability company or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries, or (c) any other Person included in the financial statements of such Person on a consolidated basis. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

 "Swap Agreement" means (a) any and all rate swap transactions, basis swaps, forward rate transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), provided that any such transaction is governed by or subject to a Master Agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement published by any successor organization thereto (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.
"Taxes" is defined in Section 14.4(a).
"Termination Agreement of Existing Collateral Documents and Guarantees" is defined in Section 3A.
"Total Indebtedness" means, at any date of determination, the total of all Indebtedness of the Company and the Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP.
"Transaction Documents" means this Agreement, the Notes and any and all other agreements, documents, certificates and instruments from time to time executed and delivered by or on behalf of the Company related thereto.
"Unrestricted Subsidiary" means any Subsidiary which is designated as an Unrestricted Subsidiary on Schedule B or is designated as such in writing by the Company to each of the holders of the Notes pursuant to Section 10.8; provided that no Material Subsidiary shall be an Unrestricted Subsidiary.
"Wholly-Owned Restricted Subsidiary" means, at any time, (a) with respect to Domestic Subsidiaries, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other wholly-owned Restricted Subsidiaries at such time, and (b) with respect to Foreign Subsidiaries, any Restricted Subsidiary ninety-five percent (95%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.
"Yen" and the symbol "¥" mean the lawful currency of Japan.

SCHEDULE B

UNRESTRICTED SUBSIDIARIES

Nu Skin Argentina, Inc.

Nu Skin Israel, Inc.

Nu Skin Pharmanex (B) Sdn. Bhd.

Nu Skin Enterprises Ukraine, LLC

SCHEDULE 10.3

LIENS

None.

EXHIBIT A-1
[FORM OF SERIES C NOTE]

NU SKIN ENTERPRISES, INC.
SERIES C SENIOR NOTE

No. C-[__]
CURRENCY AND ORIGINAL PRINCIPAL AMOUNT:  [_____________] Japanese Yen
ORIGINAL ISSUE DATE:  [______________]
INTEREST RATE:  1.7225%
INTEREST PAYMENT DATES:  April 30 and October 31
FINAL MATURITY DATE:  April 30, 2014
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:  [_____________] Japanese Yen on April 30 of 2008, 2009, 2010, 2011, 2012 and 2013
FOR VALUE RECEIVED, the undersigned, NU SKIN ENTERPRISES, INC. (herein called the "Company"), a corporation organized and existing under the laws of Delaware, hereby promises to pay to [__________________], or registered assigns, the principal sum of [__________________] Japanese Yen, payable on the Principal Payment Dates and in the amounts specified above, and on the Final Maturity Date as specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 365-day year and actual days elapsed) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of any Make-Whole Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.
Payments of principal, Make-Whole Amount, if any, and interest are to be made at JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of Japan.
This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Private Shelf Agreement, dated as of August 26, 2003 (as from time to time amended, herein called the "Agreement"), between Nu Skin Enterprises, Inc. (the "Company") and each Issuer Subsidiary which becomes party thereto, on the one hand, and Prudential Investment Management, Inc. and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Agreement, and (ii) to have made the representations set forth in Section 6 of the
A-1-1

 Agreement. This Note is secured by the Collateral Documents and is guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty.
This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.
This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof of such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount), and with the effect provided in the Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State (other than Section 5-1401 of the New York General Obligations Law) that would require the application of the laws of a jurisdiction other than such State.
NU SKIN ENTERPRISES, INC.
By:______________________________________
Name:
Title:

A-1-2

EXHIBIT A-2
[FORM OF SERIES D NOTE]

NU SKIN ENTERPRISES, INC.

SERIES D SENIOR NOTE

No. D-[__]
CURRENCY AND ORIGINAL PRINCIPAL AMOUNT:  $[_____________] (Dollars)
ORIGINAL ISSUE DATE:  [_____________]
INTEREST RATE:  6.19%
INTEREST PAYMENT DATES:  January 5 and July 5
FINAL MATURITY DATE:  July 5, 2016
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:  $[_____________] (Dollars)
 on July 5 of 2010, 2011, 2012, 2013, 2014 and 2015

FOR VALUE RECEIVED, the undersigned, NU SKIN ENTERPRISES, INC. (herein called the "Company"), a corporation organized and existing under the laws of Delaware, hereby promises to pay to [__________________], or registered assigns, the principal sum of [__________________] DOLLARS, payable on the Principal Payment Dates and in the amounts specified above, and on the Final Maturity Date as specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of any Make-Whole Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.
Payments of principal, Make-Whole Amount, if any, and interest are to be made at JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.
This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Private Shelf Agreement, dated as of August 26, 2003 (as from time to time amended, herein called the "Agreement"), between Nu Skin Enterprises, Inc. (the "Company") and each Issuer Subsidiary which becomes party thereto, on the one hand, and Prudential Investment Management, Inc. and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.  Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.  Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Agreement, and (ii) to have made the representations set forth in Section 6 of the Agreement. This Note is secured by the Collateral Documents and is guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty.

A-2-1

This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.
This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount), and with the effect provided in the Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state (other than Section 5-1401 of the New York General Obligations Law) that would require the application of the laws of a jurisdiction other than such state.
NU SKIN ENTERPRISES, INC.

By
      Name:
      Title:

A-2-2

EXHIBIT A-3
[FORM OF SERIES E NOTE]

NU SKIN ENTERPRISES, INC.

SERIES E SENIOR NOTE

No. E-[__]
CURRENCY AND ORIGINAL PRINCIPAL AMOUNT:  $[_____________] (Dollars)
ORIGINAL ISSUE DATE:  [_____________]
INTEREST RATE:  6.14%
INTEREST PAYMENT DATES:  January 20 and July 20
FINAL MATURITY DATE:  January 20, 2017
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:  $[_____________] (Dollars)
 on January 20 of 2011, 2012, 2013, 2014, 2015 and 2016

FOR VALUE RECEIVED, the undersigned, NU SKIN ENTERPRISES, INC. (herein called the "Company"), a corporation organized and existing under the laws of Delaware, hereby promises to pay to [__________________], or registered assigns, the principal sum of [__________________] DOLLARS, payable on the Principal Payment Dates and in the amounts specified above, and on the Final Maturity Date as specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of any Make-Whole Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.
Payments of principal, Make-Whole Amount, if any, and interest are to be made at JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.
This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Private Shelf Agreement, dated as of August 26, 2003 (as from time to time amended, herein called the "Agreement"), between Nu Skin Enterprises, Inc. (the "Company") and each Issuer Subsidiary which becomes party thereto, on the one hand, and Prudential Investment Management, Inc. and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.  Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.  Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Agreement, and (ii) to have made the representations set forth in Section 6 of the Agreement. This Note is secured by the Collateral Documents and is guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty
A-3-1

.
This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.
This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount), and with the effect provided in the Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state (other than Section 5-1401 of the New York General Obligations Law) that would require the application of the laws of a jurisdiction other than such state.
NU SKIN ENTERPRISES, INC.

By
      Name:
      Title:

A-3-2

EXHIBIT A-4
[FORM OF SERIES EE NOTE]

NU SKIN ENTERPRISES, INC.

SERIES EE SENIOR NOTE

No. EE-[__]
CURRENCY AND ORIGINAL PRINCIPAL AMOUNT:  [_____________]  Japanese Yen
ORIGINAL ISSUE DATE:  [_____________]
INTEREST RATE:  3.275%
INTEREST PAYMENT DATES:  January 20 and July 20
FINAL MATURITY DATE:  January 20, 2017
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:  [_____________]  Japanese Yen on January 20 of 2011, 2013, 2014 and 2016; and [_____________] Japanese Yen on January 20 of 2012 and 2015

FOR VALUE RECEIVED, the undersigned, NU SKIN ENTERPRISES, INC. (herein called the "Company"), a corporation organized and existing under the laws of Delaware, hereby promises to pay to [__________________], or registered assigns, the principal sum of [__________________] JAPANESE YEN, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date as specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 365-day year and actual days elapsed) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of any Make-Whole Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.
Payments of principal, Make-Whole Amount, if any, and interest are to be made at JPMorgan Chase Bank in Tokyo, Japan or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of Japan.
This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Private Shelf Agreement, dated as of August 26, 2003 (as from time to time amended, herein called the "Agreement"), between Nu Skin Enterprises, Inc. (the "Company") and each Issuer Subsidiary which becomes party thereto, on the one hand, and Prudential Investment Management, Inc. and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.  Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.  Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Agreement, and (ii) to have made the representations set forth in Section 6 of the Agreement. This Note is secured by the Collateral Documents and is guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty.

A-4-1

This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.
This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount), and with the effect provided in the Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state (other than Section 5-1401 of the New York General Obligations Law) that would require the application of the laws of a jurisdiction other than such state.
NU SKIN ENTERPRISES, INC.

By
      Name:
      Title:

A-4-2

EXHIBIT A-5
[FORM OF SERIES F NOTE]

NU SKIN ENTERPRISES, INC.

SERIES F SENIOR NOTE

No. F-[__]
CURRENCY AND ORIGINAL PRINCIPAL AMOUNT:  [_____________]  Japanese Yen
ORIGINAL ISSUE DATE:  [_____________]
INTEREST RATE:  2.59%
INTEREST PAYMENT DATES:  March 28 and September 28
FINAL MATURITY DATE:  September 28, 2017
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:  [_____________] Japanese Yen on September 28 of 2011, 2012, 2013, 2014, 2015 and 2016

FOR VALUE RECEIVED, the undersigned, NU SKIN ENTERPRISES, INC. (herein called the "Company"), a corporation organized and existing under the laws of Delaware, hereby promises to pay to [__________________], or registered assigns, the principal sum of [__________________] JAPANESE YEN, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date as specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 365-day year and actual days elapsed) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of any Make-Whole Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.
Payments of principal, Make-Whole Amount, if any, and interest are to be made at JPMorgan Chase Bank in Tokyo, Japan or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of Japan.
This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Private Shelf Agreement, dated as of August 26, 2003 (as from time to time amended, herein called the "Agreement"), between Nu Skin Enterprises, Inc. (the "Company") and each Issuer Subsidiary which becomes party thereto, on the one hand, and Prudential Investment Management, Inc. and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.  Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.  Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Agreement, and (ii) to have made the representations set forth in Section 6 of the

A-5-1

 Agreement.  This Note is secured by the Collateral Documents and is guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty.
This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.
This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount), and with the effect provided in the Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state (other than Section 5-1401 of the New York General Obligations Law) that would require the application of the laws of a jurisdiction other than such state.
NU SKIN ENTERPRISES, INC.

By
      Name:
      Title:

A-5-2

EXHIBIT A-6
[FORM OF SHELF NOTE]

NU SKIN ENTERPRISES, INC.

SERIES __ SENIOR NOTE

No. _____________
CURRENCY AND ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

FOR VALUE RECEIVED, the undersigned, NU SKIN ENTERPRISES, INC. (herein called the "Company"), a corporation organized and existing under [the laws of Delaware] [__________], hereby promises to pay to [___________], or registered assigns, the principal sum of _____________ [specify principal amount and currency] [on the Final Maturity Date specified above] [, payable on the Principal Payment Dates and in the amounts specified above, and on the Final Maturity Date as specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a [360-day year of twelve 30-day months)]1 [365-day year and actual days elapsed)]2 (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of any Make-Whole Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.
Payments of principal, Make-Whole Amount, if any, and interest are to be made at JPMorgan Chase Bank[, New York, New York] or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of [specify country or European Union].
This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to an Amended and Restated Note Purchase and Private Shelf Agreement, dated as of May 25, 2012 (as from time to time amended, herein called the "Agreement"), between Nu Skin Enterprises, Inc.  (the "Company"), on the one hand, and Prudential Investment Management, Inc., the Purchasers signatory thereto and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.  Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.  Each holder of

1   This option to be used for Notes denominated in Dollars and Euros.
2   This option to be used for Notes denominated in British Pounds, Canadian Dollars and Yen

A-6-1

 this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Agreement, and (ii) to have made the representations set forth in Section 6 of the Agreement.
This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.
This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
In the case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount), and with the effect provided in the Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State (other than Section 5-1401 of the New York General Obligations Law) that would require the application of the laws of a jurisdiction other than such State.
NU SKIN ENTERPRISES, INC.

By
      Name:
      Title:

A-6-2

EXHIBIT B
[FORM OF REQUEST FOR PURCHASE]
NU SKIN ENTERPRISES, INC.

Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement (as from time to time amended, the "Agreement") dated as of May 25, 2012 between Nu Skin Enterprises, Inc.  (the "Company"), on the one hand, and Prudential Investment Management, Inc. ("Prudential"), the Purchasers signatory thereto and each Prudential Affiliate which becomes party thereto, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.
Pursuant to Section 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:
1.      Aggregate principal amount of
the Notes and Available Currency…..........                                                 _______________3 (amount)
                                                 _____________________4 (currency)

2.      Individual specifications of the Notes:

Principal Amount	Final Maturity Date	Principal Prepayment Dates and Amounts	Interest Payment Period[5]

3.      Use of proceeds of the Notes:
4.      Proposed day for the closing of the purchase and sale of the Notes:
5.      The purchase price of the Notes is to be transferred to:
Name, Address and Wiring Instructions of Bank	Number of Account

6.      The Company certifies (a) that the representations and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase and (b) no Default or Event of Default exists as of the date of this Request for Purchase.

DATED:                                          NU SKIN ENTERPRISES, INC.

By:
Its:

3 With respect to the initial draw, minimum principal amount of equivalent of U.S. $10,000,000, and with respect to all subsequent draws, minimum principal amount of equivalent of U.S. $10,000,000.
4 Dollars, British Pounds, Canadian Dollars, Euros or Yen.
5 Specify quarterly or semi-annually.

B-1

EXHIBIT C
 [FORM OF CONFIRMATION OF ACCEPTANCE]
NU SKIN ENTERPRISES, INC.
Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement (as from time to time amended, the "Agreement"), dated as of May 25, 2012 between Nu Skin Enterprises, Inc. (the "Company"), on the one hand, and Prudential Investment Management, Inc. ("Prudential"), the Purchasers signatory thereto and each Prudential Affiliate which becomes party thereto, on the other hand.  All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.
Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of Sections 2B(5) and 2B(7) of the Agreement relating to the purchase and sale of such Notes.
Pursuant to Section 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:
I.	Accepted Notes: Aggregate principal amount ________________________

A.      (a)Name of Purchaser:
(b)      Principal amount and Available Currency:
(c)      Final Maturity date:
(d)      Principal prepayment dates and amounts:
(e)      Interest rate:
(f)      Interest payment period:
(g)      Payment and notice instructions:

B.      (a)Name of Purchaser:
(b)      Principal amount and Available Currency:
(c)      Final Maturity date:
(d)      Principal prepayment dates and amounts:
(e)      Interest rate:
(f)      Interest payment period:
(g)      Payment and notice instructions:

[(C), (D)….same information as above.]

C-1

II.      Closing Day:

DATED:	NU SKIN ENTERPRISES, INC. By: Its:
[PRUDENTIAL INVESTMENT MANAGEMENT, INC.] By: Vice President
[PRUDENTIAL AFFILIATE] By: Vice President

C-2

EXHIBIT D

[FORM OF OPINION OF GENERAL COUNSEL TO THE COMPANY]
[Letterhead of Nu Skin Enterprises, Inc.]
[Date of Closing Day]

[Name of Each Purchaser]
c/o Prudential Capital Group
Four Embarcadero Center, Suite 2700
San Francisco, California 94111-4180
Re:      Nu Skin Enterprises, Inc. - Series [__] Note Issuance
Ladies and Gentlemen:
I am the General Counsel of Nu Skin Enterprises, Inc., a Delaware corporation (the "Company"), and in such capacity have represented the Company in connection with (i) the issuance and sale by the Company on today's date of [describe Notes] ( the "Notes") to the Purchaser[s] pursuant to the Amended and Restated Note Purchase and Private Shelf Agreement dated as of May 25, 2012[, as amended or otherwise modified through the date hereof] (the "Agreement") by and among the Company, on the one hand, and Prudential Investment Management, Inc. ("Prudential"), the Purchasers signatory thereto and each Prudential Affiliate which has become bound by certain provisions thereof, on the other hand[, and [(ii)] the execution and delivery of [specify other principal Transaction Documents, if relevant]].  The Agreement, together with the Notes[, and [specify other principal Transaction Documents, if relevant]] are collectively referred to in this opinion as the "Transaction Documents".
This opinion is delivered to you pursuant to Section 3B of the Agreement and with the understanding that you are purchasing the Notes in reliance hereon. Capitalized terms not otherwise defined herein are used herein with the meanings ascribed to such terms in the Agreement.  "Applicable Laws" shall mean those laws, rules and regulations that in my experience, based on the nature of the transactions contemplated by the Transaction Documents and the nature of the business of the Company are normally applicable to the transactions contemplated by the Transaction Documents (provided that the term "Applicable Laws" does not include (i) state securities laws, (ii) anti-fraud laws, or (iii) any law, rule or regulation that may have become applicable to the transactions contemplated by the Transaction Documents because of any fact specifically pertaining to the Purchasers) but without having made any special investigation concerning the applicability of any other law, rule or regulation. "Charter Documents" shall mean the Articles or Certificate of Incorporation, as the case may be, and the Bylaws, of a corporate entity [and __________ [specify if relevant]].

In connection with this opinion, I have examined the following documents:
(a)      counterparts of the Agreement, together with all schedules and exhibits thereto, executed by each of the parties thereto;
[(_)      counterparts of [specify other principal Transaction Documents, if relevant], together with all schedules and exhibits thereto, executed by each of the parties thereto;]
(b)      originals of the Notes, executed by the Company;
(c)      certificates of public officials from the States of Delaware and Utah [and ___________ [if applicable]] as I have deemed necessary for the purpose of rendering this opinion;
(d)      the Charter Documents of the Company as amended to date;
(e)      certified copies of resolutions of the Board of Directors of the Company relating to the Transaction Documents; and
(f)      such other documents, instruments and certificates as I have deemed necessary for the purpose of rendering this opinion.
In my examination of the Transaction Documents, to the extent my opinions set forth below are dependent thereon, I have assumed without independent investigation that (i) each party to each Transaction Document (other than the Company) is a corporation or other entity duly incorporated or otherwise organized and validly existing under the laws of the jurisdiction of its incorporation or organization, (ii) each party to each Transaction Document (other than the Company) has full corporate power and authority to execute, deliver and perform each Transaction Document to which it is a party, (iii) the execution, delivery and performance by each party (other than the Company) of each Transaction Document to which it is a party has been duly authorized by all necessary corporate action, (iv) the genuineness of all signatures (other than those of the Company), (v) the authenticity of all documents submitted to me as originals, (vi) the conformity to originals of all such documents submitted to me as copies, and (vii) each Transaction Document has been duly executed and delivered by each of the parties thereto (other than the Company).
As to all questions of fact material to my opinions below, I have relied upon, without independent investigation, and assumed the accuracy and completeness of, the representations and warranties of the parties to the Transaction Documents contained in the Transaction Documents and the certificates of such parties or their officers, partners, or managers, as the case may be, or of public officials. I have made no independent investigation of any of the facts stated in any of the representations.

Based upon and subject to the foregoing and subject to the limitations and qualifications set forth below, I am of the opinion that:
1.      The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and is duly qualified as a foreign corporation to do business and is in good standing in the State of Utah.
2.      The execution, delivery and performance by the Company of each Transaction Document to which it is a party are within its corporate powers and have been duly authorized by all necessary corporate action. The execution, delivery and performance by the Company of each Transaction Document to which it is a party do not, and will not, contravene its Charter Documents or any Applicable Laws.
3.      No order, filing, consent or approval of any Governmental Authority under Applicable Laws or filing with any Governmental Authority is required on the part of the Company in connection with the execution, delivery or performance by the Company of any Transaction Document to which it is a party, except as expressly contemplated by the Transaction Documents and except such as have been made or obtained and are in full force and effect and routine governmental filings required in the ordinary course of business.
4.      Each Transaction Document has been duly executed and delivered by the Company to which it is a party.
5.      Each Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.
6.      Neither the extension of credit evidenced by the Notes nor the use of proceeds thereof will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
7.      Assuming the accuracy of (i) the Company's representations in the first sentence of Section 5.13 of the Agreement and (ii) your representations in Section 6.1 of the Agreement, it is not necessary in connection with the execution and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act of 1933, as amended or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.
8.      The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

9.      Assuming that the State of New York has a sufficient relationship to the parties to the Transaction Documents or the transactions contemplated in the Transaction Documents, in any proceedings duly taken in the courts of the State of Utah or a United States court sitting in the State of Utah to enforce any Transaction Document, the choice of New York law as the substantive law governing such Transaction Document would be recognized and such law would be applied.
At your request, I also confirm to you the following:
(i)      The execution and delivery by the Company of each Transaction Document to which it is a party do not, and the performance by the Company of each Transaction Document to which it is a party will not, (i) violate, breach or result in default under, or result in the imposition of any Lien upon any property of the Company or any Subsidiary pursuant to, the [describe all material credit agreements] or, to my knowledge, any existing obligation or restriction on the Company or any Subsidiary under any other agreement, instrument or indenture applicable to it, or (ii) to my knowledge, breach or otherwise violate any existing obligation of or restriction on the Company or any Subsidiary under any order, judgment or decree applicable to it.
(ii)      To my knowledge, except as disclosed in the Transaction Documents, no actions, suits, proceedings or investigations are pending or threatened against the Company or any Subsidiary before any Governmental Authority or arbitrator that (a) could reasonably be expected (alone or in the aggregate) to have a Material Adverse Effect or (b) seek to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of any Transaction Documents to which it is a party or the transactions contemplated thereby.
The opinions and confirmations set forth herein are predicated upon, limited by and subject to the following assumptions, qualifications, limitations and exceptions in addition to those set forth elsewhere herein:
A.      I am an attorney admitted to practice in the State of Utah. Except as set forth below, the opinions expressed above are limited to the laws of the State of Utah, the State of New York (as to the opinions expressed in paragraph 5) and the federal laws of the United States, and I do not express any opinion herein concerning any other law. In rendering the opinions set forth in paragraphs 1 and 2, to the extent such opinions concern the corporations incorporated under Delaware law, such opinions are limited to the published compilations of the Delaware General Corporation Law.  In rendering the opinions set forth in paragraph 1, to the extent such opinions concern Delaware corporations, I have relied solely on (i) my review of the certificates of incorporation certified by the Secretary of State of Delaware, (ii) my review of the current published compilations of the Delaware General Corporation Law regarding the required content and execution of a certificate of incorporation, (iii) Certificates of Good Standing issued by the Secretary of State of Delaware, and (iv) Section 105 of the Delaware General

 Corporation Law which provides that a certificate of incorporation duly certified by the Secretary of State shall be received in all courts, public offices, and official bodies, as prima facie evidence of: (a) due execution, acknowledgment, filing and recording of the instrument; (b) observance and performance of all acts and conditions necessary to have been observed and performed precedent to the instrument becoming effective; and (c) any other facts required or permitted by law to be stated in the instrument.  I note that the Transaction Documents are governed by the laws of the State of New York, and for purposes of the opinions expressed in paragraph 5, I have assumed that the laws of the State of New York are the same as the laws of the State of Utah.
B.      The qualification of the confirmations requested by the words "to my knowledge" or "of which I have knowledge" is intended to indicate that I do not have current and actual knowledge of the inaccuracy of such statement.  However, except as expressly indicated in the following sentence, I have not undertaken any independent investigation to determine the accuracy of such statement.  I have, however, made inquiry of each of the in-house counsel of the Company with respect to each matter and have also made inquiry to the Chief Executive Officer and Chief Financial Officer of the Company with respect to each matter.
C.      My opinion in paragraph 5 is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.
D.      My opinion in paragraph 5 is also subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and the availability of specific performance or any other equitable remedy. Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate the maturity of a debt, or might decline to order the Company to perform covenants.  Such principles applied by a court might include a requirement that creditors act with reasonableness and in good faith.  Such a requirement might be applied, among other situations, to the provisions of any Transaction Document purporting to authorize conclusive determinations by any Purchaser.
E.      I express no opinion as to any provision in the Transaction Documents providing for the payment or reimbursement of costs or expenses or indemnifying a party or the waiver of rights, to the extent such provisions may be held unenforceable as contrary to public policy.
F.      I express no opinion as to the enforceability of Section 14.3 of the Agreement providing for the Company's payments of obligations to the Purchaser in the Available Currency in which the Notes are denominated after a court judgment in another currency.

G.      I advise you that Section 22.1 of the Agreement, which provides for non-exclusive jurisdiction of the courts of the State of New York and federal courts sitting in New York City, may not be binding on federal courts sitting in New York (or any federal appellate court).
H.      In addition to any other limitation by operation of law upon the scope, meaning, or purpose of this letter, this letter speaks only as of the date hereof. I have no obligation to advise the recipients of this letter of changes of law or fact that may occur after the date hereof even though the change may affect the legal analysis, a legal conclusion or any informational confirmation herein.
The opinions expressed in this letter are solely for the use of the Purchasers, and their successors and permitted transferees and assigns, in matters directly related to the Agreement and the transactions contemplated thereunder, and these opinions may not be relied on by any other persons or for any other purpose; provided, however, that a copy of this  opinion may be made available to persons or entities with regulatory authority over you, including, without limitation, the National Association of Insurance Commissioners.
Very truly yours,

D. Matthew Dorny
General Counsel

EXHIBIT E
 [FORM OF TERMINATION AGREEMENT OF
 EXISTING COLLATERAL DOCUMENTS AND GUARANTEES]

 May 25, 2012
Nu Skin Enterprises, Inc.
One Nu Skin Plaza
75 West Center Street
Provo, Utah  84601
Attention:  Chief Financial Officer

U.S. National Association, as Collateral Agent
633 West Fifth Street, 24th Floor
Los Angeles, Ca. 90071
Attention: Bradley E. Scarbrough, Vice President
Re:	Release of Liens and Guarantors; Termination of Collateral Documents and Guarantees
Ladies and Gentlemen:
Reference is made to  (a) the Credit Agreement dated as of May 10, 2001 (as amended or otherwise modified on or prior to the date hereof, the "Credit Agreement") among Nu Skin Enterprises, Inc. (the "Company"), JPMorgan Chase Bank, N.A. ("JPMorgan") and the various financial institutions party thereto (the "Senior Lenders") and JPMorgan (as successor to Bank One, NA), as administrative agent (in such capacity, the "Administrative Agent"); (b) the Subsidiary Guaranty dated as of May 10, 2001 (as amended or otherwise modified on or prior to the date hereof, the "Bank Obligation Guaranty") executed by the Subsidiary Guarantors (as defined in the Credit Agreement) in favor of the Senior Lenders and certain affiliates thereof; (c) the Subsidiary Guaranty dated as of December 29, 2010 (as amended or otherwise modified on or prior to the date hereof, the "Mortgage Loan Guaranty") executed by certain subsidiaries of the Company in favor of JPMorgan Chase Bank, N.A., London Branch ("JPM London") and certain affiliates thereof; (d) the Note Purchase Agreement, dated October 12, 2000 (as amended or otherwise modified on or prior to the date hereof, the "2000 Note Purchase Agreement"), by and between the Company and The Prudential Insurance Company of America ("Prudential"); (e) the Subsidiary Guaranty dated as of October 12, 2000 (as amended or otherwise modified on or prior to the date hereof, the "2000 Note Obligation Guaranty") executed by the Subsidiary Guarantors (as defined in the 2000 Note Purchase Agreement) in favor of the holders of notes under the 2000 Note Purchase Agreement (the "2000 Senior Noteholders"), (f) the Private Shelf Agreement, dated August 26, 2003 (as amended or otherwise modified on or prior to the date hereof, the "2003 Private Shelf Agreement"), by and among the Company, Prudential Investment Management, Inc. ("PIM") and certain affiliates of PIM; (g) the Subsidiary Guaranty dated as of August 26, 2003 (as amended or otherwise modified on or prior to the date hereof, the "2003 Note Obligation Guaranty") executed by the Subsidiary Guarantors (as defined in the 2003 Private Shelf Agreement) in favor of PIM and the holders of notes under the 2003 Private Shelf Agreement (the "2003 Senior Noteholders"); (h) the Private Shelf Agreement, dated October 1, 2009, by and between the Company and PIM (as amended or otherwise modified on or prior to the date hereof, the "2009 Private

Shelf Agreement"; and together with the Credit Agreement, the 2000 Note Purchase Agreement and the 2003 Private Shelf Agreement, collectively, the "Senior Credit Agreements"); (i) the Subsidiary Guaranty dated as of October 1, 2009 (as amended or otherwise modified on or prior to the date hereof, the "2009 Note Obligation Guaranty"; and together with the Bank Obligation Guaranty, the 2000 Note Obligation Guaranty, the 2003 Note Obligation Guaranty and the Senior Credit Agreements, collectively, the "Senior Credit Documents") executed by the Subsidiary Guarantors (as defined in the 2009 Private Shelf Agreement) in favor of PIM and the holders of notes under the 2009 Private Shelf Agreement (the "2009 Senior Noteholders"; and together with the 2000 Senior Noteholders and the 2003 Senior Noteholders, collectively, the "Senior Noteholders"; and the Senior Noteholders together with the Senior Lenders and the Administrative Agent, collectively, the "Senior Creditor Parities"); (j) the Pledge Agreement dated as of October 12, 2000 (as amended or otherwise modified on or prior to the date hereof, the "Pledge Agreement") among the Company, various subsidiaries thereof and U.S. Bank National Association, as successor to State Street Bank and Trust Company of California, N.A., as collateral agent (in such capacity, the "Collateral Agent"); (k) the Pledge Agreement dated as of January 31, 2005 between Nu Skin Asia Investment, Inc. and the Collateral Agent (as amended or otherwise modified on or prior to the date hereof, the "Nu Skin Asia Pledge Agreement"); (l) the Second Amended and Restated Subordination Agreement dated as of October 1, 2009 among the Company, the subordinated creditors named therein and senior creditors named therein (as amended or otherwise modified on or prior to the date hereof, the "Subordination Agreement"); and (m) the Amended and Restated Collateral Agency and Intercreditor Agreement dated as of August 26, 2003 (as amended or otherwise modified on or prior to the date hereof,  the "Intercreditor Agreement") among various holders of notes, various lenders, the Administrative Agent and the Collateral Agent.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Intercreditor Agreement.
1.      Release of Guarantors; Termination of Guaranties.  Upon the effectiveness of this letter agreement in accordance with Section 5 below:

(a)      the undersigned Senior Lender, constituting all of the Senior Lenders, and the undersigned Administrative Agent (each such party having the requisite authority for purposes of this clause (a)), hereby (i) release each Subsidiary Guarantor (as defined in the Credit Agreement) from all of its obligations, liabilities and duties under the Bank Obligation Guaranty, and (ii) agree that the Bank Obligation Guaranty is terminated;

(b)      the undersigned JPM London, having the requisite authority for purposes of this clause (b), hereby releases each subsidiary of the Company that is a guarantor under the Mortgage Loan Guaranty from all of its obligations, liabilities and duties under such guaranty, and (ii) agrees that the Mortgage Loan Guaranty is terminated;

(c)      the undersigned 2000 Senior Noteholder, constituting all of the Senior Noteholders, hereby (i) releases each Subsidiary Guarantor (as defined in the 2000 Note Purchase Agreement) from all of its obligations, liabilities and duties under the 2000 Note Obligation Guaranty, and (ii) agrees that the 2000 Note Obligation Guaranty is terminated;

2

(d)      the undersigned 2003 Senior Noteholders, constituting all of the 2003 Senior Noteholders, hereby (i) release each Subsidiary Guarantor (as defined in the 2003 Private Shelf Agreement) from all of its obligations, liabilities and duties under the 2003 Note Obligation Guaranty, and (ii) agree that the 2003 Note Obligation Guaranty is terminated;

(e)      the undersigned 2009 Senior Noteholder, constituting all of the 2009 Senior Noteholders, hereby (i) releases each Subsidiary Guarantor (as defined in the 2009 Private Shelf Agreement) from all of its obligations, liabilities and duties under the 2009 Note Obligation Guaranty, and (ii) agrees that the 2009 Note Obligation Guaranty is terminated; and

(f)      each of the undersigned Senior Credit Parties, constituting all of the existing "Required Creditors" and "Benefitted Parties" (including "Additional Benefitted Parties") under and as defined in the Intercreditor Agreement, hereby (i) releases each Subsidiary Guarantor (as defined in the Intercreditor Agreement) from all of its obligations, liabilities and duties under any other Subsidiary Guaranty (as defined in the Intercreditor Agreement) in favor of such Senior Credit Party, and (ii) agrees that any other Subsidiary Guaranty (as defined in the Intercreditor Agreement) in favor of such Senior Credit Party is terminated.

2.      Release of Collateral; Termination of Collateral Documents.  Upon the effectiveness of this letter agreement in accordance with Section 5 below, the undersigned Senior Creditor Parties, constituting all of the existing (i) "Required Creditors" and "Benefitted Parties" (including "Additional Benefitted Parties") under and as defined  in the Intercreditor Agreement, and (ii) the "Senior Creditors" under and as defined in the Subordination Agreement, hereby:

(a)      agree that the Intercreditor Agreement, the Subordination Agreement and the Existing Collateral Documents (as defined below) are terminated; and

(b)      authorize the Collateral Agent to release its lien on, and security interest in, (i) all "Pledged Collateral" under and as defined in the Pledge Agreement and the Nu Skin Asia Pledge Agreement, and (ii) all other collateral granted by the Company or any Subsidiary to the Collateral Agent pursuant to any other agreement (together with the Pledge Agreement and the Nu Skin Asia Pledge Agreement, the "Existing Collateral Documents") to secure the obligations of the Company or any Subsidiary under or in connection with the Senior Credit Documents.

3.      Limitation of Agreements.  The foregoing agreements in Sections 1 and 2 above shall be limited precisely as written and shall not be deemed to be (i) an amendment, waiver, release or other modification of any other terms or conditions of any Senior Credit Agreements or any other agreement or document related to such agreements, or (ii) a consent to any future amendment, consent, waiver, release or other modification.  Except as expressly set forth in this letter agreement, each of the Senior Credit Agreements and the other agreements and documents related to such Senior Credit Agreements shall continue in full force and effect.

3

4.      Representations, Warranties and Covenants.  In order to induce the undersigned Lenders to enter into this letter agreement, the Company hereby represents, warrants and covenants that:
(a)      each of the representations and warranties of the Company set forth each of the Senior Credit Agreements is true, correct and complete in all material respects, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty is true, correct and complete in all material respects as of such earlier date; and
(b)      no "Default", "Event of Default" or "Unmatured Event of Default" (as defined in each of the Senior Credit Agreements, as applicable) is in existence.
5.      Effectiveness.  This letter agreement and the releases, terminations, agreements and authorizations set forth herein shall be effective, subject to the accuracy of the above representations and warranties, when the Administrative Agent and the Senior Noteholders have received counterparts of this letter agreement executed by the Company and each of the Senior Creditor Parties identified on the signature pages hereto.
6.      Counterparts.  This document may be executed in multiple counterparts, which together shall constitute a single document.
7.      Governing Law.  This letter agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

[Signature pages follow.]

4

Sincerely,
SENIOR CREDITOR PARTIES:
SENIOR LENDERS:
JPMORGAN CHASE BANK, N.A. (as successor to Bank One, NA), as Administrative Agent and as Senior Lender
By: ______________________________________
Name: ____________________________________
Title: _____________________________________

2000 SENIOR NOTEHOLDERS:
THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA
By: ______________________________________
Name: ____________________________________
Title: _____________________________________

2003 SENIOR NOTEHOLDERS:
THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

PRUDENTIAL RETIREMENT INSURANCE
 AND ANNUITY COMPANY
By:  Prudential Investment Management, Inc.,
as investment manager

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

2003 SENIOR NOTEHOLDERS (cont.):
PRUCO LIFE INSURANCE COMPANY OF
 NEW JERSEY
By: ______________________________________
Name: ____________________________________
Title: _____________________________________

PRUCO LIFE INSURANCE COMPANY
By: ______________________________________
Name: ____________________________________
Title: _____________________________________

MTL INSURANCE COMPANY

By:  Prudential Private Placement Investors, L.P.,
as investment advisor

By:  Prudential Private Placement Investors, Inc.,
as its general partner
By: ______________________________________
Name: ____________________________________
Title: _____________________________________

GIBRALTAR LIFE INSURANCE CO., LTD.

By:  Prudential Investment Management (Japan),
      as investment manager

By:  Prudential Investment Management, Inc.,
      as sub-adviser
By: ______________________________________
Name: ____________________________________
Title: _____________________________________

2003 SENIOR NOTEHOLDERS (cont.):
PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

2009 SENIOR NOTEHOLDERS:
PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

COMPANY:

Accepted and agreed to effective
the date first appearing above:
NU SKIN ENTERPRISES, INC.,
 a Delaware corporation
By:
Name: ________________________
Title: _________________________

JPM LONDON:
JPMORGAN CHASE BANK, N.A.,
LONDON BRANCH

By: ______________________________________
Name: ____________________________________
Title: _____________________________________